As filed with the Securities and Exchange Commission on January 13, 1998
                                            Registration File No.      333-44161

================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                      ------------------------------------
                             WASHINGTON, D.C. 20549


                               Amendment No. 1 to

                                    Form SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

         --------------------------------------------------------------
                              PSB BANCGROUP, INC.
                 (Name of small business issuer in its charter)

          Florida                           6712                 59-3454146
          -------                           ----                 ----------
  (State or jurisdiction of   (Primary Standard Industrial    (I.R.S. Employer
incorporation or organization) Classification Code Number)   Identification No.)

                             220 South First Street
                            Lake City, Florida 32025
                                 (904) 754-0002

                      ------------------------------------

                          (Address and telephone number
                         of principal executive offices)

                                Robert W. Woodard
                      President and Chief Executive Officer
                             220 South First Street
                            Lake City, Florida 32025
                                 (904) 754-0002
           ----------------------------------------------------------

            (Name, address and telephone number of agent for service)

                              Copies Requested to:
                Herbert D. Haughton, Esq. or A. George Igler, Esq
                             Igler & Dougherty, P.A.
                              1501 Park Avenue East
                           Tallahassee, Florida 32301
                                 (904) 878-2411

Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an Offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________

If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
====================================  ========================  ======================= ======================= ====================

              Title of                                                 Proposed                Proposed
             each class                        Amount                   maximum                 maximum
            of securities                       to be                  offering                aggregate              Amount of
          to be registered                  registered(1)         price per share(2)       offering price(2)      registration fee
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock $. 01 par value              1,333,000 shares               $9.00                $11,997,000             $3,635.00
Warrants                                    733,000                      $0.00                $0                      $0.00
====================================  ========================  ======================= ======================= ====================


(1) Common Stock ("Shares") and Warrants are to be issued during the Offering Period in Units. 133,000 Units will contain one Share and two Warrants to purchase additional Common Stock and 467,000 Units will contain one Share and one Warrant to purchase additional Common Stock. Units will not be issued or certificated and the minimum number of Units which may be purchased is 500 Units. Shares and Warrants will be detachable upon issuance and will be issued and certificated separately. Shares issued after the Offering Period will not have Warrants attached.


(2) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.
================================================================================

       467,000 UNITS, EACH CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE
                 PURCHASE WARRANT FOR ONE SHARE OF COMMON STOCK
                                       and
       133,000 UNITS, EACH CONSISTING OF ONE SHARE OF COMMON STOCK AND TWO
              PURCHASE WARRANTS, EACH FOR ONE SHARE OF COMMON STOCK


               Minimum: 500,000 Units ----- Maximum: 600,000 Units



                           [LOGO] PSB BANCGROUP, INC.
                         A Proposed Bank Holding Company
                                       for
                               PEOPLES STATE BANK
                               LAKE CITY, FLORIDA
                         A Proposed State-Chartered Bank


     PSB BancGroup, Inc., a Florida corporation ("Company"), hereby offers for sale a minimum of 500,000 Units and a maximum of 600,000 Units at a price of $9.00 per unit (the "Offering").

     During the Offering Period, which is defined as the 90 day period following the effective date ("Effective Date") of the Registration Statement filed under the Securities Act of 1933 as amended ("33 Act"), and any extension by the Company in its sole discretion not to exceed 90 days, 600,000 shares will be offered in "Units" at $9.00 per Unit. Each Unit consists of one share of Common Stock, par value $0.01, of the Company ("Common Stock") and purchase warrants ("Warrant") to purchase one additional share of Common Stock at $9.00 per share. Units purchased by Organizers will contain two Warrants while Units purchased by Non-Organizers will contain only one Warrant. See "TERMS OF THE OFFERING - Warrants". The minimum number of Units that may be purchased is 500. Certificates will not be issued for Units as the Units are immediately separable into shares and warrants. Only certificates for Common Stock and Warrants will be issued in connection with the Offering. The minimum number of Units offered is 500,000 and the Organizers have committed to the Florida Department of Banking and Finance ("Department") to purchase, in the aggregate, at least 133,000 Units or 26.6% of the total minimum Offering. See "TERMS OF THE OFFERING
- Purchases by Organizers of the Company".

     The Company will issue shares pursuant to the exercise of Warrants immediately following the closing of the Offering Period. The Company has reserved 733,000 shares to be issued upon the execution of Warrants. Warrants may be exercised immediately after issuance and will expire 48 months from the Effective Date unless redeemed sooner by the Company ("Exercise Period"). See "TERMS OF THE OFFERING - Warrants." The offer of shares pursuant to the exercise of Warrants will end when all of the Warrants have been exercised or have expired.

     Actual sales of Units and shares to the public are expected to be made beginning on or about March 15 , 1998, and end on or about March 15, 2002. The Offering of Units and shares will be made on a continuous basis under Securities and Exchange Commission ("SEC" or "Commission") Rule 415. The Units and shares of the Company are offered on a best-efforts basis by certain directors and executive officers of the Company, who will receive no commissions for such sales. All subscription funds tendered during the Offering Period will be deposited in an interest-bearing escrow account with the Independent Banker's Bank of Florida ("Escrow Agent"). The Offering will be terminated and all subscription funds, together with any interest earned thereon, will be promptly returned if all required conditional regulatory approvals have not been obtained or the minimum number of Units have not been subscribed to by the end of the Offering Period. September 1, 1998 is the latest date on which the subscription funds might be held in escrow prior to their return in the event the minimum is not reached or the Company has not satisfied the conditional regulatory approvals. Subscriptions obtained in the Offering may be accepted or rejected in whole or in part by the Company for any reason. Once a subscription is accepted by the Company, however, it cannot be withdrawn. See "TERMS OF THE OFFERING."


     Once subscription funds have been released by the Escrow Agent and shares of the Company's Common Stock are issued, in the event the Offering is terminated because of the Company's failure to satisfy the conditional regulatory approvals, subscribers will not receive a full refund of their subscription payment. See "TERMS OF THE OFFERING - Failure of Bank to Commence Operations."


     The Company is a "development stage company" with no prior operating history. See "RISK FACTORS - Start-up Enterprise-Lack of Operating History". Prior to this Offering, there has been no public market for the Common Stock and it is not anticipated that there will be an active trading market for the shares. There can be no assurance that an active trading market for such stock will develop since the Company presently does not intend to seek to list the Common Stock on a national securities exchange or to qualify such Common Stock for quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ").


INVESTMENT IN THE COMPANY INVOLVES A HIGH DEGREE OF RISK, AND INVESTORS SHOULD NOT INVEST ANY FUNDS IN THIS OFFERING UNLESS THEY CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 5 FOR A DISCUSSION OF THOSE RISKS THAT MANAGEMENT BELIEVES PRESENT THE SUBSTANTIAL RISKS TO AN INVESTOR IN THIS OFFERING.

THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE SEC PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  THIS OFFERING IS BEING MADE ON A 500,000 UNIT MINIMUM BASIS.
===================================================================================================================================
                                                Price                     Underwriting
                                                  to                      Discounts and              Proceeds to
                                               Public(1)                 Commissions(2)            the Company(3)
-----------------------------------------------------------------------------------------------------------------------------------
Per Unit . . . . . . . . . . . . . . . . .    $9.00                            $0                    $9.00
Minimum(4) . . . . . . . . . . . . . . . .    $4,500,000                       $0                    $4,500,000
Maximum . . . . . . . . . . . . . . . . .     $11,997,000                      $0                    $11,997,000
===================================  =============================  ========================= =====================================


(1) Prior to this Offering, there has been no established market for the shares of the Company's Common Stock. The Offering price was arbitrarily determined by the Board of Directors of the Company and does not bear any relationship to the Company's assets, book value, net worth or any other recognized criteria of value. In the event a market should develop for the Common Stock after completion of this Offering, there can be no assurance that the market price will equal or exceed the Offering price herein.

(2) The securities offered hereby will be sold on a best-efforts, minimum 500,000 Unit basis by certain directors and executive officers of the Company and no commissions will be paid on such sales. See "TERMS OF THE OFFERING."

(3) Before deducting Offering expenses, estimated to be approximately $26,000 including registration fees, legal and accounting fees, printing and other expenses. See "USE OF PROCEEDS" for an itemized statement of expenses.


(4) These securities are offered on a best-efforts, 500,000 Unit minimum basis. If payment in cash for 500,000 Units is not received prior to the end of the Offering Period, the Offering will terminate and all subscription funds, together with any interest earned thereon, will be promptly returned to subscribers. The Organizers of the Company have indicated that they may be willing to subscribe for 15,000 additional Units in this Offering, not to exceed an aggregate of 148,000 Units or 29.6% of the minimum Offering, if necessary to help the Company sell the 500,000 Units necessary to release subscription proceeds from the Subscription Escrow Account, as defined herein and to continue the Offering. All purchases of Units by the Company's Organizers will be subject to affiliate resale limitations under the 33 Act and any additional purchases as described herein will be made on the same terms, including Warrant provisions, as those made by other investors. The Organizers of the Company have represented to the Company that all purchases of Common Stock will be made for investment purposes only and not with a view to resell such shares. The maximum number of shares that will be sold in the Offering will be 1,333,000 shares. See "RISK FACTORS," "TERMS OF THE OFFERING," and "ORGANIZERS AND PRINCIPAL SHAREHOLDERS."



       The Company reserves the absolute right to cancel all subscriptions and return all subscription funds, together with any income realized from the investment of such funds, for any reason whatsoever, at any time prior to the time that the Company withdraws subscription funds from the Subscription Escrow Account. See "TERMS OF THE OFFERING."


                 The date of this Prospectus is March ___, 1998.

                              AVAILABLE INFORMATION

         Prior to the Offering, the Company has not been required to file reports under the Securities Exchange Act of 1934 ("Exchange Act").


         The Company has filed electronically with the SEC through its Electronic Data Gathering Analysis and Retrieval ("EDGAR") system, a Registration Statement on Form SB-2, as amended, (together will all exhibits and schedules thereto, the "Registration Statement") under the Securities Act of 1933, as amended with respect to the registration of the Units and shares offered by this Prospectus. This Prospectus does not contain all of the information set forth in such Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Units and Shares offered by this Prospectus and related matters, reference is made to the Registration Statement, including the exhibits filed as a part thereof. Each statement in this Prospectus referring to a document filed as an exhibit to such Registration Statement is qualified by reference to the exhibit for a complete statement of its terms and conditions.

         The Registration Statement filed electronically with EDGAR by the Company can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site that contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's complete Registration Statement is available for review on this Web Site. The address of the Web Site is http://www.sec.gov. Copies of exhibits may also be obtained by written request addressed to: Robert W. Woodard, President, 220 South First Street, Lake City, Florida 32025.



                           REPORTS TO SECURITY HOLDERS

         The Company intends to furnish annual reports to its shareholders which will contain audited financial statements and quarterly reports which contain unaudited financial statements. In addition, the Company will be required, under section 15(d) of the Exchange Act, to file annual and quarterly reports with the Commission. Copies of such reports will be available to the Company's shareholders.

                               PROSPECTUS SUMMARY


         The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Prospective Investors are urged to read the entire Prospectus carefully.

                                  Risk Factors

         The securities offered hereby may be deemed to be speculative and involve certain risks such as:

o        Start-up Enterprise
o        Dependency on Key Management
o        Financial Position of the Company and
         Expected Lack of Initial Profitability
o        Highly Competitive Banking Market
o        Unpredictable Economic Conditions
o        Extensive Governmental Regulation
o        No Plans to Pay Dividends in the
         Foreseeable Future
o        Possible Return of Less Than the
         Subscription Amount
o        Intended Purchases by Organizers
o        Anti-takeover Provision in Company's
         Articles of Incorporation
o        No Established Market for Shares
o        Arbitrary Determination of Offering Price
o        Absence of Preemptive Rights
o        Future Capital Needs of the Bank
o        No Underwriting of this Offering
o        Possible Dilution Resulting from Shares
         Issued Under Warrant Plan

For these and other reasons, the purchase of the Units and shares is highly speculative and involves significant investment risks. A prospective investor should carefully consider the matters set forth under "RISK FACTORS" and should be prepared to lose his or her entire investment.

                                   The Company


         PSB BancGroup, Inc. was organized under the laws of the State of Florida on June 30, 1997, for the purpose of operating as a bank holding company pursuant to the Federal Bank Holding Company Act of 1956, as amended ("BHC Act"). In order to fund the organizational and pre-opening expenses of the proposed bank estimated to be approximately $175,000, the Organizers purchased from the Company in a private offering 3,942 shares of unregistered Common Stock, par value $0.01 for $45.00 per share. No warrants were attached to those shares, and the unregistered shares must be exchanged for Units issued in this Offering. Through October 31, 1997, the Company has expended $66,966 for such expenses. See "TERMS OF THE OFFERING - Purchases by Organizers of the Company". The Company intends to use the minimum net proceeds of this Offering to purchase 100% of the common stock to be issued by Peoples State Bank ("Bank"), to repay organizational expenses and for other general corporate purposes. Neither the Company nor the Bank has commenced business operations, and neither will do so until the Offering Period is completed and the requisite approvals of the Florida Department of Banking and Finance ("Department"), the Federal Deposit Insurance Corporation ("FDIC") and the Board of Governors of the Federal Reserve System ("Federal Reserve") are obtained. The main office of the Company and the Bank will be located in Lake City, Columbia County, Florida. The Company's mailing address is, 220 South First Street, Lake City, Florida 32025 and the telephone number is (904) 754-0002. See "THE COMPANY".

                                    The Bank


         It is anticipated that the Bank will commence business operations sometime during the second quarter of 1998, or as soon thereafter as practicable. The Bank will engage in a general commercial and retail banking business with primary emphasis upon high quality service to meet the financial needs of the individuals and businesses residing and located in and around Lake City, Florida. As part of its regular business operations, the Bank will offer a full compliment of loans, including commercial, consumer/installment and real estate loans. The Organizers expect that commercial loans will account for approximately one-half of the Bank's estimated total loan portfolio. Commercial loans are loans made to individual, partnership or corporate borrowers for a variety of business purposes. Because of the nature of these types of loans, there exists a higher risk of loss in this category of loan. To the extent that borrowers fail to repay their loans, such failure may have a material adverse effect on the Bank's and the Company's earnings and overall financial condition, as well as, the value of the Common Stock. See "BUSINESS OF THE BANK".

         It is intended that the Bank will operate in Temporary Quarters for at least the first year of operation, and that construction on a permanent facility will begin on the same site approximately 4 months after the Bank commences operations. The expected cost of building the approximately 4,500 square foot permanent facility is $450,000. The Company has not entered into any agreements to construct the permanent building, and there can be no assurances that the amounts actually incurred to construct the facility will not exceed these estimates. See "BUSINESS OF THE COMPANY - Premises" and "BUSINESS OF THE BANK General".


                      Terms and Conditions of the Offering



Shares offered............................. Up  to  600,000   shares  are  being
                                            offered. A minimum of 500,000 shares
                                            are  required  to be  sold  in  this
                                            Offering. During the Offering Period
                                            shares will be offered to the public
                                            in Units  consisting of one share of
                                            Common Stock and one Warrant. During
                                            the same period,  organizers  listed
                                            herein under "MANAGEMENT - Directors
                                            and   Executive   Officers   of  the
                                            Company  and  the  Bank"    will  be
                                            offered  Units   consisting  of  one
                                            share  of   Common   Stock  and  two
                                            Warrants.    See   "TERMS   OF   THE
                                            OFFERING."

Warrants.................................. Each  Warrant will entitle the holder thereof  to  purchase  one  share  of
                                           additional Common Stock for $9.00 per
                                           share  during  the  48  month  period
                                           following  the   Effective   Date  of
                                           Registration of the shares.  Warrants
                                           subscribed to in the Offering  Period
                                           and  subsequently  issued will expire
                                           48 months from the Effective  Date of
                                           Registration  unless  redeemed sooner
                                           by  the   Company   pursuant  to  the
                                           Warrant   Plan.   The   Warrants  are
                                           transferrable only in connection with
                                           the  transfer  of a  like  number  of
                                           shares  as  provided  in the  Warrant
                                           Plan.  See  "TERMS OF THE  OFFERING -
                                           Warrants and  Purchases by Organizers
                                           of the Company".

Common Stock
Outstanding After the
Offering.......................................    Minimum - 500,000 shares
                                                   Maximum - 600,000 shares

Price..........................................    $9.00 per Unit.

Use of Proceeds............................Proceeds of the Offering will be used to  purchase  100% of the  issued and
                                           outstanding   capital  stock  of  the
                                           Bank; to provide  working capital for
                                           the  Bank to  commence  its  business
                                           operations  (including  officers' and
                                           employees' salaries); to pay expenses
                                           in  connection  with the formation of
                                           the Company,  the organization of the
                                           Bank,  and  this  Offering;  and  for
                                           other   corporate   purposes  of  the
                                           Company.   Proceeds   not   used   to
                                           purchase  Bank stock will be retained
                                           by the  Company  and  will be used to
                                           fund future capital  requirements  of
                                           the  Bank,   as  well  as  for  other
                                           permissible   investments   for  bank
                                           holding   companies,   including  the
                                           possible    acquisition    of   other
                                           financial  institutions.  See "USE OF
                                           PROCEEDS."

Conditions of the Offering.................The Offering will expire 90 days from the  Effective  Date of  Registration
                                           unless   extended   for   up   to  an
                                           additional  90 days  by the  Company.
                                           Funds  received by the Company during
                                           the Offering Period will be deposited
                                           with  the  Escrow  Agent.   Funds  so
                                           deposited  may  be  released  to  the
                                           Company only in  accordance  with the
                                           terms of the Escrow Agreement between
                                           the Company and the Escrow Agent. The
                                           Offering  will be  terminated  by the
                                           Company  at the  end of the  Offering
                                           Period if  subscriptions  for 500,000
                                           Units  have  not  been  received  and
                                           deposited with the Escrow Agent or if
                                           all conditional  regulatory approvals
                                           have not been received by the Company
                                           and  the  Bank,  or the  Company  has
                                           canceled   the   Offering   prior  to
                                           withdrawing     funds     from    the
                                           Subscription Account.

                                  RISK FACTORS


     PROSPECTIVE INVESTORS IN THE COMMON STOCK SHOULD GIVE CAREFUL ATTENTION TO THE FOLLOWING STATEMENTS RESPECTING CERTAIN RISKS APPLICABLE TO THE OFFERING, WHICH RISKS INCLUDE BUT ARE NOT LIMITED TO THOSE NOTED BELOW. OTHER FACTORS OF IMPORTANCE ARE SET OUT ELSEWHERE IN THIS PROSPECTUS.


Start-up Enterprise - Lack of Operating History

     Neither the Company nor the Bank has commenced business operations. Both are newly organized entities with no operating history. The business of the Company and the Bank is therefore subject to the risks associated with new businesses. In addition, because the Bank has not commenced operations, investors will not have the information normally associated with investments in a financial institution with a history of operations. The Company's profitability will depend primarily on the operations of the Bank. Therefore, without any operating history there can be no assurance the Company will ever be profitable.


Dependency on Key Management

     Regulatory approval to establish and operate a state-chartered bank is, among other things, dependent upon the Department's approval of such bank's proposed chief executive officer. Generally, the chief executive officer of a start-up financial institution is deemed to be vital to the potential success of the new institution. The Bank's application for a charter filed with the Department proposed Robert W. Woodard as the Bank's Chief Executive Officer. In the event of death, disability, resignation or other event causing the unavailability of Mr. Woodard, final regulatory approval to commence banking operations would be delayed until such time as a suitable replacement is approved by the Department. The Company has obtained "key-man" life insurance for Mr. Woodard in the amount of $250,000 which will defray the expenses that the Company and the Bank might incur if the opening of the Bank was delayed as a result of his death. The Company is the beneficiary of the key man policy. See "MANAGEMENT - Key Man Insurance".


Failure to Receive Regulatory Approvals

     Although the Company and the Bank have applied for all regulatory approvals required to commence operations, final regulatory approval to commence banking operations will not be obtained until the Company has expended a portion of the proceeds of this Offering to employ personnel, rent temporary office space and pay other pre-opening expenses. The Company received the Department's conditional approval of the proposed Bank's charter application on January 21,1998. The Company anticipates conditional approval of its application for deposit insurance from the FDIC approximately March 15, 1998. Finally, the Company has filed an application to become a one-bank holding company with the Federal Reserve Bank of Atlanta and expects approval of the application during this Offering. The conditional charter approval from the Department requires that final approval to commence banking operations be obtained within twelve months after receipt of conditional approval. While management of the Company is confident that all of the necessary regulatory approvals will be obtained there can be no assurance that the foregoing approvals will be obtained. In the event that the Company issues the shares of Common Stock and final approval to commence banking operations is not granted within twelve months after receipt of preliminary regulatory approvals, the Company will solicit shareholder approval for its dissolution and liquidation. In such event, the Company will promptly return to subscribers all subscription funds and interest earned thereon, less all expenses incurred by the Company, including the Offering expenses, the organizational and pre-opening expenses of the Company and the Bank. In the event of dissolution and liquidation, it is likely that subscribers will receive only a portion of their initial investment due to the foregoing expenses. See "TERMS OF THE OFFERING - Failure of Bank to Commence Operations."


Financial Position of the Company and Expected Lack of Initial Profitability

     The initial activity of the Company will be to act as the sole shareholder of the Bank. Thus, the profitability of the Company will be dependent upon the successful operation of the Bank. Typically, new banks are not profitable in the first year of operation and sometimes are not profitable for several years. The Bank will incur significant expenses in establishing itself as a going concern and there can be no assurance that the Bank will be operated profitably or that future earnings, if any, will meet the levels of earnings prevailing in the banking industry.

Lack of Banking Experience by Organizers

     Only Messers. C. F. Douglas and Robert W. Woodard have any direct banking experience. While each of the remaining organizers have extensive business experience in the proposed Bank's service area, they have never served on the board of directors of a bank or bank holding company. Such lack of direct experience may increase the risk of failure of the Bank and the Company.

Highly Competitive Banking Market

     The Bank will engage in a general commercial and retail banking business in Lake City, Columbia County, Florida. Competition among financial institutions in the Bank's primary market area is intense. The Bank will compete with other state banks, consumer finance companies, money market mutual funds, and other financial institutions which have far greater financial resources than those available to the Bank. Additionally, the Bank will compete with banks, savings institutions and credit unions located in nearby markets which solicit business from the Bank's Primary Service Area. The Bank's size may also impact its ability to compete effectively with larger institutions in offering other services. For example, as a start-up financial institution, the Bank's relatively small capital base may affect its ability to compete for certain types of loans due to regulatory lending limitations. If the Bank is unable to compete for deposits effectively in its primary service area, such inability would likely have an adverse effect on the Bank's potential for growth and profitability. See "BUSINESS OF THE BANK - Market Area and Competition."


Unpredictable Economic Conditions

     Commercial banks and other financial institutions are affected by economic and political conditions, both domestic and international, and by governmental monetary policies. Conditions such as inflation, recession, unemployment, high interest rates, short money supply, international disorders and other factors beyond the control of the Company and the Bank may adversely affect their profitability. See "BUSINESS OF THE BANK - Monetary Policies."

Extensive Governmental Regulation

     The Company and the Bank will operate in a highly regulated environment and will be subject to supervision by several governmental regulatory agencies, including the Federal Reserve, the Department, the FDIC and the Commission. The regulations governing the Company and the Bank are intended to protect depositors, not shareholders. The Company and the Bank will be vulnerable to future legislation and government policy, including bank deregulation and interstate expansion, which could adversely affect the banking industry as a whole, including the operations of the Company and the Bank. See "SUPERVISION AND REGULATION."

No Plans to Pay Dividends in the Foreseeable Future

     It is not anticipated that the Company will distribute any dividends to shareholders in the foreseeable future. Earnings of the Bank, if any, are expected to be retained by the Bank to enhance its capital structure or distributed to the Company to defray its operating costs. Dividend distributions of state banks are restricted by statute and regulation. See "DIVIDEND POLICY."

Intended Purchases by Organizers


     The Organizers are presently committed to purchase 133,000 Units in the Offering, which will equal 26.6% of the minimum of 500,000 Units required in order to release subscription proceeds from the Subscription Escrow Account. See "ORGANIZERS AND PRINCIPAL SHAREHOLDERS." However, the Organizers have indicated that they may be willing to subscribe for additional Units in the Offering if necessary to help the Company complete the Offering and release proceeds from the Subscription Escrow Account. Total purchases by the Organizers will not exceed 148,000 Units in the aggregate, which will equal 29.6% of the 500,000 Units. The ownership of more than 25% of the Company's shares will virtually assure control of the election of directors of the Company in future years. The Organizers have represented to the Company that all purchases of Common Stock will be made for investment purposes only and not with a view to resell such shares. See "TERMS OF THE OFFERING - Purchases by Organizers of the Company".

Failure of the Bank to Commence Operations; Return of Subscription Funds


     Before the Bank can open for business it must obtain final approval from both the Department and the FDIC. In the event that the Company issues shares of Common Stock and such approvals are not obtained, the Company will return to subscribers only those funds remaining after deduction for expenses incurred by the Company for this Offering and the organizational and pre-opening expenses of the Company and the Bank. In the event final regulatory approvals are not obtained, subscribers will be entitled to a return of only a portion of their subscription funds. As of October 31, 1997, the Company's accumulated deficit was $65,800, and the Company will continue to incur pre-opening expenses until pre-opening the Bank commences operations. It is estimated that the Company will expend as much as $175,000 during the organizational stage and in the event of liquidation, incur other costs of as much as $15,000, or a total of $0.38 per share based upon the minimum of 500,000 shares. No assurances can be given that such expenses and costs will not significantly exceed this estimate. See, "TERMS OF THE OFFERING - Failure of Bank to Commence Operations."


Possible Creditors Claims against the Company

     Once the Company issues the shares of Common Stock offered hereby, the Offering proceeds may be considered part of general corporate funds and thus may be subject to the claims of creditors of the Company, including claims against the Company that may arise out of actions of the Company's officers, directors, or employees. It is possible, therefore, that one or more creditors may seek to attach the proceeds of the Offering prior to the Bank's commencement of banking operations. If such an attachment occurs and it becomes necessary to refund the subscription proceeds to shareholders because of the failure to obtain the required regulatory approvals, the refund process might be delayed and will be reduced by the amount of the attachment.

Anti-Takeover Provisions

     The Company's Articles of Incorporation ("Articles") contain provisions requiring supermajority shareholder approval to effect certain extraordinary corporate transactions which are not approved by the Board of Directors. The effect of these provisions is to make it more difficult to effect a merger, sale of control or similar transaction involving the Company even though a majority of the Company's shareholders may vote in favor of such a transaction. In addition, the Company's Articles provide for classes of Directors, whereby one-third of the members of the Board of Directors shall be elected each year and each director of the Company will serve for a term of three years. Finally, the Company's Articles provide that Florida's Control- Share Acquisition Statute shall apply to acquisitions of control shares, as defined therein, of the Company's Common Stock. The effect of these provisions is to make it more difficult to effect a change in control of the Company through the acquisition of a large block of the Company's Common Stock. See "DESCRIPTION OF COMMON STOCK" and "Appendix A."

No Established Market for Shares

     Presently there is no established market for the Common Stock. There can be no assurance that an established public market will develop for such securities upon completion of this Offering or whether substantial trading activity in the Shares will occur for several years, if at all. Moreover, in the event that the Organizers subscribe for additional Units in this Offering in order to achieve the minimum subscription level necessary to release subscription proceeds from the Subscription Escrow Account, an established public market of the Common Stock will be less likely to develop. As a result, investors who may need or wish to dispose of all or a part of their investment in the Common Stock may not be able to do so except by private, direct negotiations with third parties. The Company does not presently intend to seek to list the Common Stock on a national securities exchange or to qualify such Common Stock for quotation on NASDAQ. At such time as the Company's stock qualifies for listing on NASDAQ, the Company may seek to list the Shares for quotation.

Arbitrary Determination of Offering Price

     Prior to this Offering there has been no established market for the shares of the Company's Common Stock. The Offering price was arbitrarily determined by the Board of Directors of the Company, and does not bear any relationship to the Company's assets, book value, net worth or any other recognized criteria of value. In determining the Offering price of the shares, the Department's capital requirements for the Bank and general market conditions for the sale of such securities were considered. In the event a market should develop for the Common Stock after completion of this Offering, there can be no assurance that the market price will equal or exceed the Offering price herein.

Absence of Shareholder Preemptive Rights

     No holder of the Common Stock of the Company will have preemptive rights with respect to the issuance of shares of any class of stock. The total number of shares of all classes of capital stock which the Company shall have the authority to issue is 10,000,000 shares, consisting of 8,000,000 shares of Common Stock, par value $0.01 per share and 2,000,000 shares of Preferred Stock, par value $0.01 per share. Each share of Common Stock is entitled to one vote per share in all matters requiring a vote of shareholders. The Board of Directors of the Company could from time to time determine to issue additional shares of the authorized Common Stock in addition to the shares offered hereby, as well as, one or more series of Preferred Stock and in such event the ownership interest of the subscribers in this Offering may be diluted.

Future Capital Needs of the Bank

     The Board of Directors of the Company may determine from time to time to obtain additional capital through the issuance of additional shares of the authorized Common Stock or Preferred Stock of the Company. There can be no assurance that such shares will be issued at prices or on terms equal to the Offering price and terms of this Offering.

No Underwriter of This Offering


     This Offering is being made without the services of an underwriter. Sales of the Company's Units will be solicited only by certain executive officers and directors of the Company. Accordingly, there can be no assurance that the minimum number of Units required to be sold will be sold at the expiration of the Offering period. See "TERMS OF THE OFFERING."


Possible Dilution Resulting From Warrants


     Up to 733,000 shares may be issued pursuant to the Warrants to be issued in the Offering, assuming the sale of all 600,000 Units. In the event all Warrants were exercised, the Company would have 1,333,000 shares outstanding. Warrants issued in this Offering are transferable only if transferred with shares on a one for one basis. Shareholders who do not, or are not able to exercise Warrants received in this Offering may suffer a dilution of their investment in terms of book value if other warrant holders exercise their Warrants and the book value of the shares is greater than $9.00 at the time of such exercise. In addition, an individual shareholder's percentage of ownership may also be affected if such shareholder fails to exercise his or her Warrants and other shareholders exercise Warrants.

Possible Control of the Company by Organizers

     Organizers are purchasing Units containing two Warrants, and non-organizers are purchasing Units containing one Warrant. The exercise of Warrants by Organizers will result in Organizers increasing their percentage of ownership thereby diluting non- organizers' percentage of ownership. Assuming the sale of 500,000 Units, 133,000 of which contain two Warrants and 367,000 of which contain one Warrant, and the exercise of all Warrants held by Organizers and no Warrants held by non-organizers, then the Organizers aggregate percentage of ownership would increase from 26.6 percent to 52.71 percent of the total shares outstanding. Assuming the exercise of all Warrants outstanding, the Organizers' percent of ownership would increase from 26.6 percent to 30.45 percent of the total shares outstanding. The ownership of more than 25 percent of the Company's shares by the Organizers will virtually assure that Organizers will control the election of directors of the Company in future years and the ownership of 52.71 percent by the Organizers assures that the Organizers will control both the election of directors and the future direction of the Company and the Bank. See "ORGANIZERS AND PRINCIPAL SHAREHOLDERS."


Possible Return of Less Than the Subscription Amount

     The Company expects to issue the shares of Common Stock before it has obtained all final regulatory approvals for the Bank. In the event that the Company issues the shares of Common Stock and the Department does not grant the Bank final regulatory approval to commence banking operations within 12 months after the Bank's receipt of preliminary approval from the Department, the Company will promptly return to subscribers all subscription funds and interest earned thereon, less all expenses incurred by the Company, including the expenses of the Offering and the organizational and pre-opening expenses of the Company and the Bank.

     Once the Company issues the shares of Common Stock offered hereby, the Offering proceeds may be considered part of general corporate funds and thus may be subject to the claims of creditors of the Company, including claims against the Company that may arise out of actions of the Company's officers, directors, or employees. It is possible, therefore, that one or more creditors may seek to attach the proceeds of the Offering prior to the Bank's commencement of banking operations. If such an attachment occurs and it becomes necessary to pay the subscription funds to shareholders because of failure to obtain all necessary regulatory approvals, the payment process might be delayed; and if it becomes necessary to pay creditors from the subscription funds, the payment to shareholders might be further reduced.

Minimum and Maximum Lending Limits

     Florida Law allows a state bank to extend credit to any one borrower in an amount up to 25% of its capital accounts, provided that the unsecured portion of any such loan may not exceed 15% of the capital accounts of the bank. Based upon the proposed investment of $4,200,000 in capital stock of the Bank, the maximum loan the Bank will be permitted to make is $1,050,000, provided that the unsecured portion may not exceed $630,000. Assuming the maximum proceeds of the Offering were invested in the Bank, the maximum loan the Bank would be permitted to make would be $3,224,000 provided that the unsecured portion could not exceed $1,935,000.

                                   THE COMPANY


     PSB BancGroup, Inc. was incorporated under the laws of the State of Florida on June 30, 1997, to operate as a bank holding company pursuant to the BHC Act, and to purchase 100% of the issued and outstanding capital stock of Peoples State Bank, a state-chartered commercial bank to be organized under the laws of Florida, which will conduct a general banking business in Lake City, Florida. The Organizers filed an Application for Authority to Organize with the Department on October 1, 1997. On January 21, 1998, the Company received the Department's conditional approval to Organize. The Company also filed its application for deposit insurance with the FDIC on November 12, 1997, and expects to receive FDIC conditional approval on or about March 15, 1998. The Company filed an application to become a one-bank holding company with the Federal Reserve Bank of Atlanta on January 26, 1998. Upon obtaining regulatory approval, the Company will be a registered bank holding company subject to regulation by the Federal Reserve.


     The Bank expects to commence operations sometime in the second quarter of 1998. See "BUSINESS OF THE BANK." The Organizers of the Company are seven individuals, all of whom reside in Columbia County, Florida. There are six (6) additional persons who will serve as organizers of the Bank and who will serve on the Board of Directors of the Bank, but not the Company, (hereinafter collectively the "Organizers" and if individually "Organizer"). See "ORGANIZERS AND PRINCIPAL SHAREHOLDERS." Five of the Organizers of the Company will serve on the initial Board of Directors of the Company and eight of the Organizers will serve on the initial Board of Directors of the Bank. See "MANAGEMENT."

     Initially the principal offices of the Company and the Bank will be located in a 1,440 square foot modular banking office at 500 South First Street, Lake City, Florida 32025. See "BUSINESS OF THE COMPANY - Premises." The mailing address of the Company's present office, which it will occupy until the Bank opens for business, is 220 South First Street, Lake City, Florida 32025 and its telephone number is (904) 754-0002.


                              TERMS OF THE OFFERING

General


     The Company is Offering hereunder up to 600,000 shares of its Common Stock for cash in Units at a price of $9.00 per Unit. A minimum subscription of 500 Units is required for each subscription hereunder. No single individual investor, other than individual Organizers, may subscribe for more than 25,000 Units or more than 5% of the total number of shares issued or subscribed for at the time a subscription is received by the Company during the Offering Period. The purchase price of $9.00 per Unit shall be paid in full upon execution and delivery of the Subscription Agreement. All subscriptions tendered by investors are subject to acceptance by the Board of Directors of the Company through its duly authorized Subscription Committee, and the Company reserves the absolute and unqualified right to reject or reduce any subscription for any reason prior to acceptance. Furthermore, the Company reserves the right to cancel this Offering at any time prior to the time the Company withdraws funds from the Subscription Escrow Account, for any reason whatsoever. For a 48 month period following the effective date of Registration the Company will issue up to 733,000 shares pursuant to the Company's Warrant Plan and the Warrants issued thereunder.

Warrants


     Subscribers who are Organizers, may subscribe to Units containing two Warrants. Subscribers who are not Organizers may subscribe to Units containing one Warrant. Warrants subscribed to during this 90 day period (or 180 day period if extended) will expire 48 months from the Effective Date of Registration unless redeemed sooner in accordance with the terms of the Warrant Plan. Unexpired Warrants may be exchanged for shares upon the payment of $9.00 per share to the Company, subject to the requirement that the minimum number of shares which will be issued upon any single presentment will be 100 shares unless the Warrant presented is for less than 100 shares, at which time all shares must be purchased. Certificated Warrants may be transferred by a holder only in conjunction with the simultaneous transfer of an equal number of shares.


No Established Market

     Prior to this Offering there has been no established public market for the shares of the Common Stock and/or Warrants and there can be no assurance that an established market for such stock or Warrants will develop. The Offering price has been arbitrarily determined and is not a reflection of the Company's book value, net worth or any other such recognized criteria of value. In determining the Offering price of the Common Stock, the capital requirements of the Department for the Bank and general market conditions for the sale of such securities were considered. There can be no assurance that, if a market should develop for the Common Stock or Warrants, the post-Offering market price will equal or exceed the initial Offering price.

Plan of Distribution

     Pursuant to Commission Rule 415, (17 C.F.R. Section 230.415), the Company intends to offer the Units and shares on a continuous basis for a period of up to four years from the Effective Date.


     Beginning on the Effective Date the Company will offer the shares in Units to the public for a period of 90 days, unless extended by the Company for up to 90 days in its sole discretion (the Offering Period). During this period the Company will offer 600,000 shares in Units at a price of $9.00 per Unit. Units consisting of the Company's shares and Warrants will be offered by certain officers and directors of the Company. The officers and directors will not receive any commissions or other renumeration in connection with these activities, but they may be reimbursed for reasonable expenses incurred as a result of such activities, if any. In reliance on Rule 3a4-1 of the Securities and Exchange Act of 1934 ("Exchange Act"), the Company believes that its officers and directors who are engaged in the sale of the Units will not be deemed to be brokers and/or dealers under the Exchange Act. Units will be offered primarily to persons who work or reside in Columbia County, Florida. To a limited extent, Units will be offered to friends, acquaintances and family members of the Organizers, some of whom live outside the Columbia County community and some of whom may live outside of the State of Florida. Persons indicating an interest in acquiring Common Stock will be provided with a copy of this Prospectus prior to the Company accepting subscription funds. Subscriptions will be accepted only if accompanied by a proper Subscription Agreement. During this Offering Period the Company will conduct its first Closing if the conditions required to Close have been met. Units subscribed to by Organizers during this period will consist of one share of Common Stock and two Warrants while Units subscribed to by Non-Organizers will consist of one share of Common Stock and one Warrant.


     Warrant holders may acquire shares, subject to the minimum share purchase limit, by executing a Warrant Certificate any time during the 48 months following the Effective Date of Registration and delivering such Certificate, along with the Warrant price of $9.00 per share, to the Company's Secretary at its corporate office. See "TERMS OF THE OFFERING - Conditions of the Offering." Warrants redeemed by the Company prior to the expiration of the 48 month period must be converted to shares within 45 days of notice to warrant holders pursuant to the Warrant Plan.

Conditions of the Offering


     The Offering will expire at 5:00 p.m. Eastern Time, on _________, 1998 (the "Expiration Date"). The Offering is expressly conditioned upon fulfillment of the following conditions ("Offering Conditions") within the Offering Period. The Offering Conditions, which may not be waived, are as follows:


     (a) Subscriptions for not less than $4,500,000 shall have been deposited with the Escrow Agent consisting of $4,322,610 in cash and $177,390 represented by Organizers' shares currently issued and outstanding which are mandatorily convertible into Units within 90 days from the Effective Date of Registration, unless extended by the Company for up to 90 days or not later than ________________, 1998. See "Purchases by Organizers of the Company.";

     (b) The Company shall have received conditional approval from the Federal Reserve of its application to become a one-bank holding company, the Organizers shall have received conditional approval from the Department to charter the Bank and the proposed Bank shall have received conditional approval of its application for deposit insurance from the FDIC; and

     (c) The Company shall not have canceled this Offering prior to the time funds are withdrawn from the Subscription Escrow Account.

Escrow of Subscription Funds

     All subscription funds and documents tendered by investors will be placed in the Subscription Escrow Account with the Independent Bankers' Bank of Florida, Orlando, Florida ("Escrow Agent"), pursuant to the terms of the Escrow Agreement, the form of which is attached to this Prospectus as Appendix "B". Upon receipt of a certification from the Company during the Offering Period that: (i) the required conditional regulatory approvals have been received; and
(ii) subscriptions totaling not less than $4,500,000 have been received, the Escrow Agent will release all subscription funds, and any income received thereon, to the Company.

     Pending disposition of the Subscription Escrow Account under the Escrow Agreement, the Escrow Agent is authorized, upon instructions to be given by either Robert W. Woodard or Alton C. Milton to invest subscription funds in direct obligations of the United States Government, in short-term insured certificates of deposit and/or money market management trusts for short-term obligations of the United States Government, with maturities not to exceed 90 days. The Company will invest the subscription funds in a similar manner after breaking escrow and prior to the time that the Company infuses capital into the Bank. The Offering proceeds will be used to purchase capital stock of the Bank and to repay expenses incurred in the organization of the Company and the Bank. See "USE OF PROCEEDS."


     In the event the Offering Conditions are not met within the Offering Period or the Offering is terminated by the Company prior to withdrawing the Subscription Funds, the Escrow Agent shall promptly return to the subscribers their subscription funds, together with their allocated share of income, if any, earned on the investment of the Subscription Escrow Account. Each Subscriber's proportionate share of Subscription Escrow Account earnings shall be that fraction (i) the numerator of which is the dollar amount of such subscriber's tendered subscription multiplied by the number of days between the date of acceptance of the investor's subscription and the date of the termination of the Offering, inclusive (the subscriber's "Time Subscription Factor"), and (ii) the denominator of which is the aggregate Time Subscription Factor of all investors depositing subscription funds in the Subscription Escrow Account. The latest date to which the subscription funds might be held in escrow prior to their return in the event the minimum is not reached or the required regulatory approvals are not received is November 1, 1998.


     In the event that the Company issues the shares of Common Stock and the Department does not authorize the Bank to commence banking operations within 12 months after the Bank's receipt of preliminary conditional approval from the Department, the Company will promptly return to subscribers all subscription funds and interest earned thereon, less all expenses incurred by the Company, including the expenses of the Offering and the organizational and pre-opening expenses of the Company and the Bank. See "TERMS OF THE OFFERING - Failure of Bank to Commence Operations."

     NO ASSURANCE CAN BE GIVEN THAT SUBSCRIPTION FUNDS CAN OR WILL BE INVESTED AT THE HIGHEST RATE OF RETURN AVAILABLE OR THAT ANY INCOME WILL BE REALIZED FROM THE INVESTMENT OF SUBSCRIPTION FUNDS.

     If all Offering Conditions are satisfied, and the Company withdraws the subscription funds from the Subscription Escrow Account, all earnings on such account shall belong to the Company.

     The Independent Bankers' Bank of Florida, by accepting appointments as Escrow Agent under the Escrow Agreement, in no way endorses the purchase of the Company's securities by any person.

Failure of Bank to Commence Operations

     The Department requires that a new state bank open for business (i.e., obtain a certificate of authorization) within 12 months after receipt of preliminary approval from the Department. The Organizers anticipate that the Bank will open for business sometime in the second quarter of 1998. Because final approval of the Bank's charter is conditioned on the Company's raising funds to capitalize the Bank at $4,200,000, the Company expects to issue the shares of Common Stock before it has obtained all final regulatory approvals for the Bank. In the event that the Company issues the shares of Common Stock and the Department does not grant the Bank final regulatory approval to commence banking operations within 12 months after the Bank's receipt of preliminary approval from the Department, the Company will promptly return to subscribers all subscription funds and interest earned thereon, less all expenses incurred by the Company, including the expenses of the Offering and the organizational and pre-opening expenses of the Company and the Bank. It is probable that this return will be further reduced by amounts paid to satisfy claims of creditors, as discussed in the following paragraph.


     Once the Company issues the shares of Common Stock offered hereby, the Offering proceeds may be considered part of general corporate funds and thus may be subject to the claims of creditors of the Company, including claims against the Company that may arise out of actions of the Company's officers, directors, or employees. It is possible, therefore, that one or more creditors may seek to attach the proceeds of the Offering prior to the Bank's commencement of banking operations. If such an attachment occurs and it becomes necessary to pay the subscription funds to shareholders because of failure to obtain all necessary regulatory approvals, the payment process might by delayed; and if it becomes necessary to pay creditors from the subscription funds, the payment to shareholders will be further reduced. As of October 31, 1997, the Company's accumulated deficit was $65,800, and the Company will continue to incur pre-opening expenses until the Bank commences operations. It is estimated that the Company will expend as much as $175,000 in organizational expenses and in the event of any liquidation, incur other costs of as much as $15,000, or $0.38 per share based upon the minimum of 500,000 shares. No assurances can be given that such expenses and costs will not significantly exceed this estimate.


Purchases by Organizers of the Company


     The Organizers have committed to the Florida Department of Banking and Finance, as part of their Application to Organize a New Bank, to purchase 133,000 Units in the Offering. In order to organize the proposed new Bank, the Organizers identified and assembled a management team, invested significant amounts of money in the Company and expended significant amounts of time preparing and submitting applications to organize the new bank with the Department, the FDIC and the Federal Reserve. They have entered into agreements to acquire property and to lease a temporary facility. Because of the time, effort and risk incurred by the Organizers during the organizational and pre-opening stage, Organizers will be offered Units which will contain one share of Common Stock and two Warrants. Each Warrant will entitle the holder to purchase one share of Common Stock at $9.00 per share.

     The Organizers have indicated that they may be willing to subscribe for additional Units in this Offering, if necessary, to help the Company complete the Offering in order to release subscription proceeds from the Subscription Escrow Account. The maximum aggregate number of Units which may be subscribed by the Organizers in this Offering is 148,000 Units. All additional purchases will be made on the same terms, including the same number of Warrants, as those made by other investors. Any such purchases of Units by the Organizers will be subject to affiliate resale limitations of the 33 Act. The Organizers have represented to the Company that all purchases will be made for investment purposes only and not with a view to resell such shares. If additional purchases, as described above, are not necessary, the Organizers will purchase a minimum of 133,000 Units pursuant to this Offering, or 26.6% of the 500,000 minimum Units to be issued in this Offering. If additional purchases as described above are necessary, the Organizers will purchase additional Units containing one Warrant and will then own, more than 26.6% of the outstanding Common Stock of the Company, but no more than 29.6% of the minimum Units. See "ORGANIZERS AND PRINCIPAL SHAREHOLDERS."

     During the organizational stage, Organizers purchased from the Company in a private offering 3,942 shares of unregistered Common Stock, par value $0.01, without Warrants, for $45.00 per share in order to provide funds to pay organizational and pre-opening expenses estimated to be approximately $175,000. Through October 31, 1997, the Company has expended approximately $67,000 for such expenses. The remainder of these proceeds will be used by the Company to fund ongoing expenses during the offering and pre-opening periods. Such unregistered shares must be exchanged by the Organizers for Units on a one share for five Unit basis at the time the conditions of the Offering have been met. When exchanged for Units, all such shares initially purchased by the Organizers shall be canceled. The cost of such shares, mandatorily convertible into Units, will be included in the determination of whether sufficient funds have been subscribed to in order to meet the minimum of $4,500,000.


Other Terms and Conditions/How to Subscribe

     The Company may cancel this Offering for any reason at any time prior to the release of subscription funds from the Subscription Escrow Account, and accepted subscriptions are subject to cancellation in the event that the Company elects to cancel the Offering in its entirety.

     Units will be marketed on a best-efforts basis exclusively through certain directors and executive officers of the Company, none of whom will receive any commissions or other form of remuneration based on the sale of the Units. However, in the event that the Offering Conditions have not been satisfied by __________, 1998, the Company may engage an underwriter to sell the Units on a best-efforts basis and such underwriter would receive a commission based upon such sales. It is anticipated that commissions paid to such underwriter, if retained, will not exceed 7% of the $9.00 per Unit sales price and that other expenses of such underwriting will not exceed an aggregate of $5,000. In the event the Company engages an underwriter to sell Units prior to the expiration of the Offering Period, a post-effective amendment to the Registration Statement will be filed with the SEC containing the terms of any agreements entered into with such underwriters and discussing any fees or expenses associated with such agreements. In the event that the Offering Conditions have not been satisfied by the end of the Offering Period, this Offering will be terminated and the subscription funds promptly returned to the subscribers, together with their allocated share of earnings, if any, earned on the investment of the Subscription Escrow Account as described herein. See "TERMS OF THE Offering - Escrow of Subscription Funds."


     As soon as practicable, but no more than ten-business days after receipt of a subscription, the Company will accept or reject such subscription. Subscriptions not rejected by the Company within this ten-day period shall be deemed accepted. Once a subscription is accepted by the Company, it cannot be withdrawn by the subscriber. Payment from any subscriber for Units in excess of the number of Units allocated to such subscriber, if any, will be refunded by mail, without interest within ten days of the date of rejection.

     Certificates representing shares of Common Stock of the Company, duly authorized and fully paid, will be issued as soon as practicable after subscription funds are released to the Company from the Subscription Escrow Account.

     Subscriptions to purchase shares of Common Stock can be made by completing the Stock Subscription Agreement attached to this Prospectus (Appendix C) and delivering the same to the Company at its offices, 220 South First Street, Lake City, Florida 32025, or mailing the same in the enclosed self-addressed envelope. Full payment of the purchase price must accompany the subscription. Failure to pay the full subscription price shall entitle the Company to disregard the subscription. No Subscription Agreement is binding until accepted by the Company, which may, in its sole discretion, refuse to accept any subscription for Units, in whole or in part, for any reason whatsoever. After a subscription is accepted and proper payment received, the Company shall not cancel such subscription unless all accepted subscriptions are canceled. Unless otherwise agreed by the Company, all subscription amounts must be paid in United States currency by check, bank draft or money order payable to "IBBF, for PSB BancGroup, Inc. " A subscription will be accepted in writing by the Company only in the Form of Acceptance attached to this Prospectus.

                                 USE OF PROCEEDS

     The gross proceeds from the sale of Units offered by the Company are estimated to be a minimum of $4,500,000. This estimate is based upon the assumption that the sale of 500,000 Units occurs prior to the expiration of the Offering Period. However, if 500,000 Units are not sold, prior to the expiration of the Offering Period, then the Offering will terminate and all funds received from subscribers, adjusted for any income thereon, will be promptly refunded. See "TERMS OF THE OFFERING."

     The estimated Organizational and Offering expenses of the Company are as follows:



                            [TABLE FOLLOWS THIS PAGE]

                                     Offering  Organizational
                                     --------  --------------
Registration fees, including blue
  sky fees and expenses .........    $ 5,000      $ None

Salaries and expenses ...........       None       2,000

Legal fees and expenses .........     15,000       5,000

Accounting fees .................      1,000        None

Printing and mailing expenses ...      2,700        None


Escrow Fees .....................      2,500        None

Advertising .....................      2,000        None


Miscellaneous ...................       None       1,000
                                     -------    ----------


TOTAL ...........................    $28,200      $8,000
                                     =======    ==========


     All of the above expenses will be incurred whether or not the Bank conducts operations. If, however, the Offering is terminated prior to the release of subscription funds by the Escrow Agent, none of these expenses will be deducted from the funds to be returned to subscribers. If, however, subscription funds are released by the Escrow Agent and the Bank does not commence business operations all of the above expenses, as well as additional expenses which will be incurred following such release, will be deducted from the subscription funds. Expenses related to a successful Offering will be deducted from the Offering proceeds and expenses related to organization of the Company will be expensed as incurred.

     A substantial portion of the proceeds of this Offering ($4,500,000) assuming the minimum number of Units is sold will be used by the Company for the purchase of 100% of the issued and outstanding capital stock of the Bank and to repay the expenses of this Offering and the expenses incurred in the organization of the Company and the Bank.

     A portion of the proceeds of this Offering in excess of the above amounts will be retained by the Company for the purpose of funding any required future additions to the capital of the Bank. Since state banks are regulated with respect to the ratio that their total assets may bear to their total capital, if the Bank experiences greater growth than anticipated, it may require the infusion of additional capital to support that growth. Management of the Company anticipates that the proceeds of the Offering will be sufficient to support the Bank's immediate capital needs and will seek, if necessary, long and short-term debt financing to support any additional needs; however, management can give no assurance that such financing, if needed, will be available or if available will be on terms acceptable to management.


     Net proceeds from the Offering will be applied as follows:

                                            Minimum Proceeds           Proceeds              Maximum Proceeds
                                              Assuming Sale          Assuming Sale             Assuming Sale
                                               of 500,000             of 600,000               of 1,333,000
                                                  Shares                Shares                    Shares
                                            ----------------           --------              ----------------



Purchase of capital
  stock of the Bank......................       $4,200,000              $4,200,000                $4,200,000

Organizational and Offering
  expenses of the Company(2).............           36,200                  36,200                    41,200(1)

Working capital and funds available
  for expansion of banking and
  banking-related services(2)(3).........          263,800               1,163,800                 8,655,800
                                                   -------               ---------                 ---------

Net Proceeds.............................       $4,500,000              $5,400,000               $12,897,000(4)
                                                 =========               =========                ==========

     The following is a schedule of estimated expenditures to be made by the Bank out of the proceeds from the sale of its capital stock to the Company, including the Bank's estimated operating expenses for its first twelve months of operation.

     Organizational expenses of Bank including Application,
       legal and consulting fees   .............................    $  100,000

     Pre-opening expenses of Bank including salaries,
       occupancy and other expenses,............................        50,000


     Bank premises (land and site improvements only)............       210,000

     Construction of permanent quarters.........................       450,000


     Salaries and benefits for officers.........................       175,000

     Salaries and benefits for other employees..................       210,000

     Interest expense...........................................       260,000


     General and administrative expense
       comprised primarily of data processing,
       provision for loan losses, marketing and
       advertising, lease, telephone, casualty
       and deposit insurance....................................       319,000


     Furniture, fixtures and equipment..........................        92,000


     Working capital............................................     2,334,000
                                                                     ---------
                                                                    $4,200,000
                                                                    ==========


The above described expenses are estimates only and assume the Bank will commence operations sometime during the second quarter of 1998, or as soon thereafter as practicable. Actual expenses may exceed these amounts. The figures do not include estimated first year revenues of approximately $822,000. Total organizational expenses for both the Bank and the Company as of October 31, 1997, amounted to $66,966. Organizational and pre-opening costs will be charged to expense when incurred.
-----------------------

(1) The Company expects to incur additional expenses in connection with the maximum offering of approximately $5,000. These additional expenses will be incurred because the Offering is projected to extend over a 48 month period and will necessitate the filing of post-effective amendments to the Registration Statement, printing costs in connection with prospectus supplements and additional mailing costs.

(2) Amounts indicated do not include interest earned on investment of net proceeds from this Offering during the Company's organizational stage estimated to be approximately $25,000.

(3) These funds will be retained by the Company to be used for permissible investments for one-bank holding companies, as well as possible future capital needs of the Bank. See "REGULATION AND SUPERVISION - General."


(4) Assumes that all 733,000 Warrants are both issued and exercised, however no assurances can be given that any Warrants will be exercised during the Exercise Period.


                                 DIVIDEND POLICY

     As the Company and the Bank are both start-up operations, it will be the policy of the Board of Directors of the Company to reinvest earnings for such period of time as is necessary to ensure the successful operations of the Company and of the Bank. There are no current plans to initiate payment of cash dividends, and future dividend policy will depend on the Bank's earnings, capital requirements, financial condition and other factors considered relevant by the Board of Directors of the Company.

     The Bank will be restricted in its ability to pay dividends under Florida banking laws and by regulations of the Department. Pursuant to Section 658.37, Florida Statutes, a state bank may not pay dividends from its capital. All dividends must be paid out of current net profits then on hand plus retained net profits of the preceding two years, after deducting bad debts, depreciation and other worthless assets, and after making provision for reasonably anticipated future losses on loans and other assets. Payments of dividends out of net profits is further limited by Section 658.37, which prohibits a bank from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless there has been transferred to surplus not less than 20% of a bank's net profits for the preceding year (in the case of an annual dividend). Finally, a state bank may not declare a dividend which would cause the capital accounts of a bank to fall below the minimum amount required by law, regulation, order or any written agreement with the Department or any Federal regulatory agency.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS


     The Company is still in the development stage, and will remain in that state until the Offering of the Company's Common Stock is complete. The Company has funded its organizational costs through the sale of initial stock in the Company to the Organizers in the amount of $177,390. Through October 31, 1997, the Company has expended $66,966 for organizational costs including attorney fees, employee compensation and filing fees. The remaining funds will be used to fund costs and expenses during the Offering Period. Subscription funds during the Offering Period contemplated herein will be placed in the Subscription Escrow Account and invested in direct obligations of the United States Government, in short-term insured certificates of deposits and/or money market Management trusts for short-term obligations of the United States Government, with maturities not to exceed 90 days.

     On October 20, 1997, the Company entered into a contract to purchase the property located at 500 South First Street, Lake City, Florida, to be used as the main office location for the proposed bank. The purchase price of the property is $170,000 and the Company has given a good faith deposit in the amount of $5,000 which would be forfeited if the Company has not consummated the transaction on or before April 1, 1998.


     Management of the Company believes that the net proceeds of $4,500,000 from the Offering will satisfy the cash requirements of the Company and the Bank for their respective first years of operation. It is not anticipated that the Company will find it necessary to raise additional funds to meet expenditures required to operate the business of the Company and the Bank over the next 12 months. All anticipated material expenditures for such period have been identified and provided for out of the proceeds of this Offering. See "USE OF PROCEEDS."


                             BUSINESS OF THE COMPANY

General

     The Company was incorporated under the laws of the State of Florida on June 30, 1997, for the purpose of organizing the Bank and purchasing 100% of the outstanding capital stock of the Bank. The Company has been organized as a mechanism to enhance the Bank's ability to serve its future customers' requirements for financial services. The holding company structure will also provide flexibility for expansion of the Company's banking business through acquisition of other financial institutions and provision of additional banking-related services which the traditional commercial bank may not provide under present laws. Finally, banking regulations require that the Bank maintain a minimum ratio of capital to assets. In the event that the Bank's growth is such that this minimum ratio is not maintained, the Company may borrow funds, subject to the capital adequacy guidelines of the Federal Reserve, and contribute them to the capital of the Bank and otherwise raise capital in a manner which is unavailable to the Bank under existing banking regulations.

     The Company has no present plans to acquire any operating subsidiaries other than the Bank; however, the Company may make additional acquisitions in the event that such acquisitions are deemed to be in the best interest of the Company and its shareholders. Such acquisitions, if any, will be subject to certain regulatory approvals and requirements. See " SUPERVISION AND REGULATION."

Premises


     The Company has entered into a purchase agreement dated October 20, 1997, to purchase property located at 500 South First Street, Lake City, Florida for a cost of $170,000 from a party unaffiliated with the Organizers or the Company. The purchase agreement is contingent upon obtaining preliminary charter approval for the Bank. If however, preliminary approval from the FDIC is not received before April 1, 1998, the seller may cancel the purchase agreement, and the Company will forfeit its $5,000 deposit. The Bank intends to construct its permanent headquarters building at this location. The proposed building will contain a vault, four offices, five teller stations, three drive-in stations, a conference facility, a loan operations area, and an area for the Bank's bookkeeping operations all consisting of approximately 4,500 square feet. Construction on the building is expected to begin approximately four months after commencement of operations and is expected to cost approximately $450,000. The Company has not entered into any agreement regarding the construction and accordingly there is no assurance that the amounts actually expended by the Company for the permanent building will not exceed these estimates.

     Until construction of the permanent bank building is complete, the Company and Bank will temporarily operate out of offices in a modular bank facility located on the same site. The Bank will lease the approximately 1,440 square foot facility pursuant to a 15 month lease at a monthly rental of $1,100 after spending approximately $40,000 for site preparation.


                              BUSINESS OF THE BANK

General


     The Bank anticipates that it will commence business operations sometime in the second quarter of 1998 in a temporary facility located at 500 South First Street in Lake City, Florida. The Bank will offer a full range of interest-bearing and noninterest-bearing accounts, including commercial and retail checking accounts, money market accounts, individual retirement accounts, regular interest-bearing statement savings accounts, certificates of deposit, commercial loans, real estate loans, home equity loans and consumer installment loans. In addition, the Bank will provide such consumer products and services as U.S. Savings Bonds, travelers checks, cashiers checks, safe deposit boxes, bank by mail services, direct deposit and ATM cards.


     The philosophy of Management of the Bank with respect to its initial operations will emphasize prompt and responsive personal service to members of the business and professional communities of Lake City, Florida, and the surrounding area, in order to attract customers and acquire market share now controlled by other financial institutions in the Bank's market area. The Bank's prime location and range of banking services, as well as its emphasis on personal attention and service, prompt decision making and consistency in banking personnel, will be major tools in the Bank's efforts to capture such market share. In addition, the Bank's proposed officers have substantial banking experience, which will be an asset in providing both products and services designed to meet the needs of the Bank's customer base. The Organizers are active members of the business community in Lake City and continued active community involvement will provide an opportunity to promote the Bank and its products and services. The Organizers intend to utilize effective advertising and superior selling efforts in order to build a distinct institutional image for the Bank and to develop a strong customer base.

Market Area and Competition

     The primary service area ("PSA") of the proposed Bank has been experiencing steady growth in both population and banking deposits in recent years. Lake City is the primary commercial and residential center located in the Northern part of Columbia County, Florida. Columbia County maintains a steady commercial, industrial and agricultural base, which has been expanding in recent years. The largest employers in the County include: Columbia County School System, VA Medical Center, Aero Corporation, Florida Department of Transportation, Columbia Correctional Center, Homes of Merit, Lake City Medical Center, PCS Phosphate, Wal-Mart, Anderson Columbia Company. Agricultural activities in Columbia County center around the cattle, timber and other farming operations.

     Competition among financial institutions in the Bank's primary service area is intense. There are five commercial banks with a total of 11 branches operating in Lake City. Of these 5 banks one is affiliated with a major bank holding company. There are no savings associations headquartered in Lake City, however, one savings association and one credit union operate two branches in Lake City and one credit union is headquartered there. The Organizers believe that the Bank will be able to effectively compete in its market, based upon the Bank's philosophy which will be reflected in customer service, employee attitudes and the products offered by the Bank.

     Financial institutions primarily compete with one another for deposits. In turn, a bank's deposit base directly affects such bank's loan activities and general growth. Primary methods of competition include interest rates on deposits and loans, service charges on deposit accounts and the availability of unique financial services products. The Bank will be competing with financial institutions which have much greater financial resources than the Bank, and which may be able to offer more services and unique services and possibly better terms to their customers. The Organizers, however, believe that the Bank will be able to attract sufficient deposits to enable the Bank to compete effectively with other area financial institutions.

     The Bank will be in competition with existing area financial institutions other than commercial banks and thrift institutions, including insurance companies, consumer finance companies, brokerage houses, credit unions and other business entities which target traditional banking markets. Due to the growth of the Lake City area, it can be anticipated that additional competition will continue from existing, as well as, new entrants to the market. Deposits

     The Bank will offer a wide range of interest-bearing and noninterest-bearing deposit accounts, including commercial and retail checking accounts, money market accounts, individual retirement accounts, regular interest bearing statement savings accounts and certificates of deposit with fixed and variable rates and a range of maturity date options. The sources of deposits will be residents, businesses and employees of businesses within the Bank's market area, obtained through the personal solicitation of the Bank's officers and directors, direct mail solicitation and advertisements published in the local media. The Bank intends to pay competitive interest rates on time and savings deposits up to the maximum permitted by law or regulation. In addition, the Bank will implement a service charge fee schedule competitive with other financial institutions in the Bank's market area covering such matters as maintenance fees on checking accounts, per item processing fees on checking accounts and returned check charges.

Loan Portfolio

     The Bank will offer a full complement of loans, including commercial, consumer/installment and real estate loans. Initially, the Bank will have a legal lending limit for unsecured loans of approximately $630,000 and for secured loans approximately $1,050,000.

     Commercial loans, including construction loans secured by real estate, are projected to be a substantial component of the Bank's loan portfolio. Commercial lending will be directed principally towards small businesses whose demands for funds fall within the Bank's legal lending limits and which are potential deposit customers of the Bank. This category of borrowers includes individual, partnership or corporate borrowers, and will result in loans to such borrowers for a variety of business purposes. Particular emphasis will be placed on loans to small and medium sized businesses and professionals. Commercial loans will be underwritten on the basis of cash flow, ability to service debt from earnings and collateral offered. Terms are projected to be from 90 days to five years with interest rates indexed to Wall Street Journal prime rate. Because of the nature of these types of loans, i.e. dependency on successful business operations and generally on non-real estate collateral, there exists a higher risk of loss in this category of loan. The Organizers expect that commercial loans will account for approximately one-half of the Bank's estimated total loan portfolio.

      To a lesser extent the focus will be on the origination of 1-4 family first, and to a limited extent, second real estate mortgage loans, typically structured with fixed or adjustable interest rates based upon market conditions. Generally the loan amount, as a percent of appraised value of the real property, will not exceed 80%. In most cases where the loan to value ratio exceeds 80% the amount in excess of 80% will be insured against loss by private mortgage insurance ("PMI"). Fixed rate loans will usually have terms of five years or less, with payments through the date of maturity generally based upon a 15 to 30 year amortization schedule. Adjustable rate loans will generally have a term of between 15 to 30 years, with rates indexed to the one-year treasury bond. The Bank intends to charge both discount points and an origination fee depending upon market conditions. Because of the nature of the collateral, residential real estate loans tend to have the lowest risk of loss when compared to other types of loans such as commercial loans. In addition, to origination of loans for the Bank's portfolio, the Bank will also originate real estate mortgage loans for sale in the secondary market. The Organizers expect that loans secured by real estate will account for approximately one-third of the Bank's estimated total loan portfolio.

     Based upon demand in the Bank's primary service area the Bank will make a variety of consumer loans. The Bank's consumer loans will consist primarily of installment loans to individuals for personal, family and household purposes, including automobile loans, boat loans, recreational vehicle loans, home equity loans, and personal lines of credit. Consumer loans will generally have terms ranging from six months to ten years and will be made at market interest rates generally ranging from 10 to 18 % A.P.R. For the most part, consumer loans will be secured by such collateral as automobiles, boats, recreational vehicles, personal residences, and so forth. This category of loans will also include lines of credit and term loans secured by second mortgages on the residences of borrowers for a variety of purposes including home improvements, education and other personal expenditures. It is not expected that total consumer loans will exceed 15 % of the Bank's estimated total loan portfolio. In the aggregate, the risk of loss on such loans tends to be lower than that of commercial loans, but greater than that of loans secured by residential real estate based upon the nature of the collateral for such loans, as well as, the make-up of the borrowers and the source of repayment.

     While risk of loss in the Bank's loan portfolio is primarily tied to the credit quality of the various borrowers, risk of loss may also increase due to factors beyond the Bank's control, such as local, regional and/or national economic downturns. General conditions in the real estate market may also impact the relative risk in the Bank's real estate portfolio. Of the Bank's target areas of lending activities, commercial loans are generally considered to have greater risk than real estate loans or consumer installment loans.

     Management of the Bank intends to originate loans and to participate portions of such loans to other banks with respect to loans which exceed the Bank's lending limits. Management of the Bank does not believe that loan participation will necessarily pose any greater risk of loss than loans which the Bank originates.

Investments

     At the close of its first year of operation, Management of the Bank anticipates that investment securities will comprise approximately 33% of the Bank's assets, other investments will comprise approximately 7% of the Bank's assets and loans will comprise approximately 60% of the Bank's assets. Initially, the Bank intends to invest primarily in securities backed by direct obligations of the United States, obligations guaranteed as to principal and interest by the United States, obligations of agencies of the United States and certificates of deposit issued by commercial banks. In addition, the Bank will enter into Federal Funds transactions with its principal correspondent bank, and anticipates that it will primarily act as a net seller of such funds. The sale of Federal Funds amounts to a short-term loan from the Bank to another bank, usually overnight.

Asset/Liability Management

     It will be the objective of the Bank to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash management, loan, investment, borrowing and capital policies. Designated Officers of the Bank will be responsible for monitoring policies and procedures that are designed to ensure acceptable composition of the asset/liability mix, stability and leverage of all sources of funds while adhering to prudent banking practices. It is the overall philosophy of management to support asset growth primarily through growth of core deposits, which include deposits of all categories made by individuals, partnerships and corporations. Management of the Bank will seek to invest the largest portion of the Bank's assets in commercial, consumer and real estate loans. The Bank's asset/liability mix will likely be monitored on a daily basis with a monthly report reflecting interest-sensitive assets and interest-sensitive liabilities being prepared and presented to the Bank's Board of Directors. The objective of this policy is to control interest-sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on the Bank's earnings.

Correspondent Banking


     The Bank intends to purchase certain services from correspondent banks. Such services are available on a statewide or regional basis from commercial banks, banker's banks, the Federal Reserve Bank of Atlanta and the Atlanta Federal Home Loan Bank. The Bank will determine the availability of such services and evaluate the quality and pricing of the services available and based upon the above will select one or more providers for the services the Bank will require. The Bank will then purchase from time to time, correspondent services offered by such banks, including some of the following: check collections, purchase or sale of Federal Funds, security safekeeping, investment services, coin and currency supplies, overline and liquidity loan participations and sales of loans to or participations with correspondent banks. Fees for such services are generally transactional based and range from a low of $0.05 each for processing an account debit or credit, to a high of $30.00 each for an International Funds transfer. Other fees are assessed monthly and generally range from $2.00 per month for certain investment services to $100 per month for funds management.


     The Bank anticipates that it will sell loan participations to correspondent banks with respect to loans which exceed the Bank's lending limit. As compensation for services provided by a correspondent, the Bank may maintain certain balances with such correspondents in non-interest bearing accounts, or may elect to pay for such fees directly.

Data Processing

     The Bank plans to sign a data processing servicing agreement with an outside service bureau. It is expected that this servicing agreement will provide for the Bank to receive a full range of data processing services, including an automated general ledger, deposit accounting, commercial, real estate and installment loan processing, payroll, central information file and ATM processing and investment portfolio accounting.

Employees

     In its first year of operation, the Bank anticipates that it will employ eleven persons on a full-time basis, including three officers, and one person on a part-time basis. The Bank will hire additional persons as needed, including additional tellers and customer service representatives.

Monetary Policies

     The results of operations of the Bank will be affected by credit policies of monetary authorities, particularly the Federal Reserve. The instruments of monetary policy employed by the Federal Reserve include open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, changes in reserve requirements against member bank deposits and limitations on interest rates which member banks may pay on time and savings deposits. In view of changing conditions in the national economy and in the money markets, as well as the effect of action by monetary and fiscal authorities, including the Federal Reserve, no accurate prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of the Bank.


                           REGULATION AND SUPERVISION

General


     As a one-bank holding company registered under the BHC Act, the Company will be subject to regulation and supervision by the Federal Reserve. Under the BHC Act, the Company's activities and those of its Bank subsidiary are limited to banking, managing or controlling banks, furnishing services to or performing services for its subsidiaries or engaging in any other activity that the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. As a state-chartered commercial bank, the Bank will be subject to extensive regulation by the Florida Department of Banking and Finance ("Department") and the FDIC.


     The Company and the Bank will be required to file reports with the Federal Reserve, the Department and the FDIC concerning their activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other financial institutions. Periodic examinations are performed by the Federal Reserve, the Department and the FDIC to monitor the Company's and the Bank's compliance with the various regulatory requirements. The Bank's deposits will be insured up to the applicable limits by the FDIC under the Bank Insurance Fund ("BIF"). The Bank will be subject to regulation by the Federal Reserve and the Department with respect to reserves required to be maintained against transaction deposit accounts and certain other matters.

Regulation of the Company

     General. The BHC Act prohibits the Company from acquiring direct or indirect control of more than 5% of any class of outstanding voting stock or acquiring substantially all of the assets of any bank or merging or consolidating with another bank holding company without prior approval of the Federal Reserve. The BHC Act also prohibits the Company from acquiring control of any bank operating outside the State of Florida, unless such action is specifically authorized by the statutes of the state where the bank to be acquired is located. Additionally, the BHC Act prohibits the Company from engaging in or from acquiring ownership or control of more than 5% of the outstanding voting stock of any company engaged in a non-banking business, unless such business is determined by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be properly incident thereto. The BHC Act generally does not place territorial restrictions on the activities of such non-banking related activities.

     Transactions between the Company and the Bank. The Company's authority to engage in transactions with related parties or "affiliates," or to make loans to certain insiders, is limited by certain provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). Specifically, Sections 23A and 23B of the Federal Reserve Act apply to all transactions by an insured-state nonmember bank or a holding company with any affiliate. Sections 23A and 23B generally define an "affiliate" as any company that controls or is under common control with an institution. Subsidiaries of a financial institution, however, are generally exempted from the definition of "affiliate."
Section 23A limits the aggregate amount of transactions with any individual affiliate to 10% of the capital and surplus of the Company and also limits the aggregate amount of transactions with all affiliates to 24.1% of the Company's capital and surplus. Certain transactions with affiliates, such as loans to affiliates or guarantees, acceptances and letters of credit issued on behalf of affiliates, are required to be collateralized by collateral in an amount and of a type described in the statute. The purchase of low quality assets from affiliates is generally prohibited. Section 23B provides that certain transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with nonaffiliated companies. In the absence of comparable transactions, such transactions may only occur under terms and circumstances, including credit standards, that in good faith would be offered to or would apply to nonaffiliated companies. The Company does not expect these provisions will have any effect on its proposed operations.

     Support of Subsidiary Depository Institutions. In accordance with Federal Reserve policy, the Company is expected to act as a source of financial strength and to commit resources to support the Bank. This support may be required at times when the Company might not be inclined to provide such support. Such support would include the infusion of additional capital into an under capitalized bank subsidiary in situations where an additional investment in a troubled bank might not ordinarily be made by a prudent investor. In addition, any capital loans by a bank holding company to any of its subsidiary banks must be subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary banks. In the event of bankruptcy, any commitment by a bank holding company to a federal bank regulatory agency to maintain the capital of its subsidiary bank will be assumed by the bankruptcy trustee and will be entitled to a priority of payment.


     Under the Federal Deposit Insurance Act ("FDIA") a subsidiary bank of a bank holding company, can be held liable for any loss incurred by, or reasonably expected to be incurred by the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC insured depository institution "in danger of default". "Default" is defined generally as the appointment of a conservator or a receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

     Control of a Bank Holding  Company.  FRB Regulation Y, adopted  pursuant to
Section 225.41 of 12 U.S.C. Section 1817(j), requires persons acting directly or indirectly or in concert with one or more persons to give the Board of Governors of the Federal Reserve 60 days advanced written notice before acquiring control of a bank holding company. Under the Regulation, control is defined as the ownership or control with the power to vote 25 % or more of any class of voting securities of the Holding Company. The Regulation also provides for a presumption of control if a person owns, controls, or holds with the power to vote 10 % or more (but less than 25 %) of any class of voting securities, and if: (i) the Holding Company's securities are registered securities under Section 12 of the Securities and Exchange Act of 1934; or (ii) no other person owns a greater percentage of that class of voting securities. It is not anticipated that any purchaser of the securities offered herein, including any of the Organizers, will acquire 10% of more of the Company's Common Stock.

Legislation and Regulations of the Bank

     General. From time to time, various bills are introduced in the United States Congress with respect to the regulation of financial institutions. Recent banking legislation, particularly the FIRREA and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), has broadened the regulatory powers of the federal bank regulatory agencies and restructured the nation's banking system. The following is a brief discussion of certain portions of these laws and how they would effect the Company or the Bank.

     The FDICIA revised sections of the FDIA affecting bank regulation, deposit insurance and provisions for funding of the BIF administered by the FDIC. The FDICIA also revised bank regulatory structures embodied in several other federal banking statutes, strengthened the bank regulators' authority to intervene in cases of deterioration of a bank's capital level, placed limits on real estate lending and imposes detailed audit requirements.

     Prompt and Corrective Action. The FDICIA required the federal banking regulatory agencies to set certain capital and other criteria which would define the category under which a particular financial institution would be classified. The FDICIA imposes progressively more restrictive constraints on operations, management, and capital distributions depending on the category in which an institution is classified. Pursuant to the FDICIA, undercapitalized institutions must submit recapitalization plans to their respective federal banking regulatory agencies, and a company controlling a failing institution must guarantee such institution's compliance with its plan in order for the plan to be accepted.

     The FDIC's prompt and corrective action regulations define, among other things, the relevant capital measures for the five capital categories. For example, a bank is deemed to be "well-capitalized" if it has a total risk-based capital ratio (total capital to risk-weighted assets) of 10% or greater, a Tier 1 risk-based capital ratio (Tier 1 capital to risk-weighted assets) of 6% or greater, and a Tier 1 leverage capital ratio (Tier 1 capital to adjusted total assets) of 5% or greater, and is not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure. A bank is deemed to be "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, and (generally) a Tier 1 leverage capital ratio of 4% or greater, and the bank does not meet the definition of a "well-capitalized" institution. A bank is deemed to be "critically undercapitalized" if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2%. In addition, the FDIC is authorized effectively to downgrade a bank to a lower capital category than the bank's capital ratios would otherwise indicate, based upon safety and soundness considerations (such as when the bank has received a less than satisfactory examination rating for any of the CAMEL rating categories other than capital: i.e. Asset Quality, Management, Earnings or Liquidity). As a bank drops to lower capital levels, the extent of action to be taken by the appropriate regulator increases, restricting the types of transactions in which the bank may engage. The new capital standards are designed to bolster and protect the deposit insurance fund. Based upon its proposed capital, the Bank would be considered to be well capitalized.

         Insurance on Deposit Accounts. In response to the requirements of the FDICIA, the FDIC established a risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The FDIC assigns a financial institution to one of three capital categories based on the institution's financial information, as of the reporting period ending seven months before the assessment period. These categories consist of well capitalized, adequately capitalized or undercapitalized, and one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the financial institution's primary regulator, in the Bank's case the Department, and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. A financial institution's assessment rate depends on the capital category and supervisory category to which it is assigned. There are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied. BIF assessment rates range from 0 basis points on deposits for a financial institution in the highest category (i.e.. well-capitalized and financially sound with only a few minor weaknesses) to 31 basis points on deposits for an institution in the lowest category (i.e., undercapitalized and posing a substantial probability of loss to the BIF, unless effective corrective action is taken). The Bank does not expect any assessment for its first year of operation.

     Standards  for  Safety and  Soundness.  The FDICIA  requires  each  federal banking agency to prescribe for all insured depository institutions and their holding companies standards relating to internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, fees and benefits and such other operational and managerial standards as the agency deems appropriate. In addition, the federal banking regulatory agencies are required to prescribe by regulation standards specifying: (i) maximum classified assets to capital ratios; (ii) minimum earnings sufficient to absorb losses without impairing capital; (iii) to the extent feasible, a minimum ratio of market value to book value for publicly traded shares of depository institutions or the depository institution holding companies; and (iv) such other standards relating to asset quality, earnings and valuation as the agency deems appropriate. Finally, each federal banking agency is required to prescribe standards for employment contracts and other compensation arrangements of executive officers, employees, directors and principal shareholders of insured depository institutions that would prohibit compensation and benefits and other arrangements that are excessive or that could lead to a material financial loss for the institution. If an insured depository institution or its holding company fails to meet any of its standards described above, it will be required to submit to the appropriate federal banking agency a plan specifying the steps that will be taken to cure the deficiency. If an institution fails to submit an acceptable plan or fails to implement the plan, the appropriate federal banking agency will require the institution or holding company, to correct the deficiency and until corrected, may impose restrictions on the institution or the holding company including any of the restrictions applicable under the prompt corrective action provisions of the FDICIA.

     The FDICIA also requires each appropriate federal banking agency to adopt uniform regulations prescribing standards for extensions of credit secured by real estate or made for the purpose of financing the construction of improvements on real estate. In prescribing these standards, the banking agencies must consider the risk posed to the deposit insurance funds by real estate loans, the need for safe and sound operation of insured depository institutions and the availability of credit.

     Capital Requirements. The Federal Reserve and the FDIC have adopted capital regulations which establishes a Tier 1 core capital definition and a minimum 3% leverage capital ratio requirement for the most highly-rated banks and holding companies (i.e., those banks and holding companies with a composite CAMELS rating of 1 under the Uniform Financial Institutions Rating System established by the Federal Financial Institutions Examination Council) that are not anticipating or experiencing significant growth. All other state nonmember banks are required to meet a minimum leverage ratio that is at least 100 to 200 basis points above 3%. A holding company or bank that is not in the highest-rated category or that is anticipating or experiencing significant growth will have to meet a minimum leverage ratio of at least 4%. The minimum capital with which the Bank will be permitted to open is $4 million.

     Under the Federal Reserve's and the FDIC's risk-based regulations, a holding company or bank must classify its assets and certain off-balance sheet activities into categories and maintain specified levels of capital for each category. The least capital is required for the category deemed by the Federal Reserve and the FDIC to have the least risk, and the most capital is required for the category deemed by the Federal Reserve and the FDIC to have the greatest risk. The regulations require a holding company or bank to have a total risk based capital ratio of 8% and a Tier 1 risk based capital ratio of 4%. Under the statement of policy, certain assets are required to be deducted from risk-based capital. Such assets include intangible assets, unconsolidated banking and finance subsidiaries, investments in securities subsidiaries, ineligible equity investments and reciprocal holding of capital instruments with other banks. In addition, the Federal Reserve or the FDIC may consider deducting other assets on a case-by-case basis or investments in other subsidiaries on a case-by-case basis or based on the general characteristics or functional nature of the subsidiaries.

     Loans to One Borrower. Florida law allows a state bank to extend credit to any one borrower in an amount up to 25% of its capital accounts, which are defined as unimpaired capital, surplus and undivided profits, provided that the unsecured portion may not exceed 15% of the capital accounts of the bank. The law permits exemptions for loans collateralized by accounts maintained with the Bank and for loans guaranteed by the Small Business Administration, the Federal Housing Administration and the Veterans Administration. The Bank will be subject to these limits.

     Payment of Dividends. While not the only source of income, the primary source of income to the Company will be dividends from the Bank. A Florida chartered commercial bank may not pay cash dividends that would cause the bank's capital to fall below the minimum amount required by federal or Florida law. Otherwise, a commercial bank may pay a dividend out of the total of current net profits plus retained net profits of the preceding two years to the extent it deems expedient, except as described below. Twenty percent of the net profits in the preceding two year period may not be paid in dividends, but must be retained to increase capital surplus until such surplus equals the amount of common and preferred stock issued and outstanding. In addition, no bank may pay a dividend at any time that net income in the current year when combined with retained net income from the preceding two years produces a loss. The ability of the Bank to pay dividends to the Company will depend in part on the FDIC capital requirements in effect at such time and the ability of the Bank to comply with such requirements.

     Brokered Deposits. In accordance with the FDICIA, the FDIC has implemented restrictions on the acceptance of brokered deposits. In general, an "undercapitalized" institution may not accept, renew or roll over any brokered deposits. "Adequately capitalized" institutions may request a waiver from the FDIC to do so, while "well-capitalized" institutions may accept, renew or roll over such deposits without restriction. The rule requires registration of deposit brokers and imposes certain recordkeeping requirements. Institutions that are not "well-capitalized" (even if meeting minimum capital requirements) are subject to limits on rates of interest they may pay on brokered and other deposits. The Bank does not expect to acquire any brokered deposits.

     Liquidity. A state-chartered commercial bank is required under Florida law to maintain a liquidity reserve of at least 15% of its total transaction accounts and 8% of its total nontransaction accounts subject to certain restrictions. This reserve may consist of cash-on-hand, demand deposits due from correspondent banks, and other investments and short-term marketable securities. The Bank will be subject to these requirements.

     Community Reinvestment. Under the Community Reinvestment Act ("CRA"), as implemented by Federal Reserve and FDIC regulations, holding companies and state nonmember banks have a continuing and affirmative obligation consistent with their safe and sound operation to help meet the credit needs of their entire community, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the Federal Reserve and the FDIC, in connection with their examination of holding companies or state nonmember banks, to assess the Company's record of meeting the credit needs of their communities and to take such record into account in its evaluation of certain applications by such institution. The FIRREA amended the CRA to require public disclosure of an institution's CRA rating and to require that the Federal Reserve and the FDIC provide a written evaluation of an institution's CRA performance utilizing a four-tiered descriptive rating system in lieu of the then existing five-tiered numerical rating system. The Company and the Bank will be subject to these regulations.

     Deposit Insurance Funds Act of 1996. On September 30, 1996, Congress passed and the President signed in to law the Deposit Insurance Funds Act of 1996 ("DIFA"). Among other things, the DIFA, and rules promulgated thereunder by the FDIC, provide for banks and thrifts to share the annual interest expense for the Finance Corp. Bonds which were issued in the late 1980s to help pay the costs of the savings and loan industry restructuring. The approximate annual interest expense is $780 million of which BIF insured banks are expected to pay approximately $322 million or 41%, while SAIF insured thrifts will pay approximately $458 million or 59% of the interest expense. It is estimated that the annual assessment for BIF insured institutions will be approximately 1.2 cents per $100 of deposits, while SAIF insured institutions will pay 6.5 cents per $100 of deposits. These payments are to begin in 1997 and run through 1999. Beginning in the year 2000 and continuing through the year 2017, banks and thrifts will each pay 2.43 cents per $100 of deposits. These assessments will be in addition to any regular deposit insurance assessments imposed by the FDIC under FDICIA. See REGULATION AND SUPERVISION - Insurance on Deposit Accounts.

     Interstate Banking. Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, existing restrictions on interstate acquisitions of banks by bank holding companies were repealed on September 29, 1995, such that the Company and any other bank holding company would be able to acquire any

Florida-based bank, subject to certain deposit percentage and other restrictions. The legislation also provides that, unless an individual state elects beforehand either (i) to accelerate the effective date or (ii) to prohibit out-of-state banks from operating interstate branches within its territory, on or after June 1, 1997, adequately capitalized and managed bank holding companies will be able to consolidate. De novo branching by an out-of-state bank would be permitted only if it is expressly permitted by the laws of the host state. The authority of a bank to establish and operate branches within a state will continue to be subject to applicable state branching laws. Florida has adopted legislation which will permit interstate acquisitions and interstate branching effective June 1, 1997. Florida law prohibits de novo branching by out of state banks.

     Department Assessment. State-chartered commercial banks are required by Department regulation to pay assessments to the Department to fund the operations of the Department. The general assessment, to be paid semiannually, is computed upon a bank's total assets, including consolidated subsidiaries, as reported in the bank's latest quarterly call report. The Bank will be required to pay such assessments semi-annually.

The Federal Reserve System

     The Federal Reserve regulations require banks to maintain non interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve regulations generally require that reserves of 3% must be maintained against aggregate transaction accounts of $49.3 million or less (subject to adjustment by the Federal Reserve) plus 10% (subject to adjustment by the Federal Reserve between 8% and 14%) against that portion of total transaction accounts in excess of $49.3 million. The first $4.4 million of otherwise reservable balances (subject to adjustments by the Federal Reserve) are exempted from the reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve may be used to satisfy liquidity requirements. Because required reserves must be maintained in the form of either vault cash, a noninterest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve, interest-earning assets of the Bank are reduced. The Company and the Bank will be subject to these requirements.

Federal Securities Laws

     The Company, in connection with this Offering, filed with the SEC a registration statement under the Securities Act for the registration of the Company's Common Stock. The registration under the Securities Act of shares of the Common Stock issued in this Offering does not cover the resale of such shares. Shares of the Common Stock purchased by persons who are not affiliates of the Company may be resold without further registration. Shares purchased by an affiliate of the Company will be subject to the resale restrictions of Rule 144 under the Securities Act. If the Company meets the current public information requirements of Rule 144 under the Securities Act, each affiliate of the Company who complies with the other conditions of Rule 144 (including the holding period and those that require the affiliate's sale to be aggregated with those of certain other persons) may be able to sell in the public market, without registration, a number of shares not to exceed, in any three-month period, the greater of (i) 1% of the outstanding shares of the Company, or (ii) the average weekly volume of trading in such shares during the preceding four calendar weeks. Provision may be made in the future by the Company to permit affiliates to have their shares registered for sale under the Securities Act under certain circumstances.

     The scope of regulation, supervision and permissible activities of the Company and the Bank is subject to change by future federal and state legislation.

                      ORGANIZERS AND PRINCIPAL SHAREHOLDERS

     The following persons are Organizers of the Company only: John W. Burns, III, Robert M. Eadie, Shilpa U. Mhatre, Alton C. Milton, Jr., and Andrew T. Moore. The following persons are the Organizers of the Bank only: Samuel F. Brewer, Frank A. Broome, III, C. F. Douglas, Renny B. Eadie, III, Garland Kirby, and Roger W. Ratliff. The following persons are organizers of both the Company and the Bank: Alton C. Milton, Sr., and Robert W. Woodard. The Organizers, as a group, intend to subscribe for 133,000 Units in the Offering which will equal 26.6% of the 500,000 minimum Units required to be sold in order to release funds from the Subscription Escrow Agreement. In addition to the subscriptions committed to by the Organizers, the Organizers have indicated that they may be willing to subscribe for additional Units in the Offering if necessary to help the Company complete the Offering and release the proceeds from the Subscription Escrow Account. In any event, total purchases by the Organizers will not exceed 148,000 Units in the aggregate, which would equal 29.6% of the 500,000 minimum Units required to be sold in order to release funds from the Subscription Escrow Account.


     Upon commencement of the business of the Bank, Mr. Woodard will receive, at no cost to him, incentive stock options to purchase 10,000 shares of the Company's common stock at an option price of $9.00 per share, exercisable at any time after the vesting period, for ten years from the date of grant. See "MANAGEMENT - Executive Compensation."

     All organizational expenses of the Company and the Bank have been financed from the proceeds of the sale of stock to the Company Organizers in a private offering. The Organizers have purchased a total of 3,942 shares of common stock at a price of $45.00 per share in a private sale transaction in order to meet the net worth requirements of the Florida Division of Securities imposed upon issuer's who sell common stock through associated persons, as well as to provide funds necessary to pay organizing and pre-opening expenses of the Company and the Bank. This stock will be canceled and exchanged for Units issued by the Company in the Offering.

     Each of the Organizers intends to purchase the number of Units set forth in the following Table, which also specifies the percentage of Common Stock to be owned by the Organizers after completion of the Offering Period.


                                Actual                             Number of
      Name of                  Number of           Percent of      Beneficial          Percent of      Percent of
    Beneficial Owner             Shares            Minimum           Shares(1)         Minimum(2)      Maximum(4)
    ----------------             ------            -------           ---------         ----------      ----------

Samuel F. Brewer                 22,900              4.58             68,700              12.59          5.13
Frank A. Broome, III             11,200              2.24             33,600               6.43          2.50
John W. Burns, III                6,000              1.20             18,000               3.52          1.34
C. F. Douglas                     2,300              0.46              6,900               1.37          0.51
Renny B. Eadie, III              11,200              2.24             33,600               6.43          2.50
Robert M. Eadie                  11,200              2.24             33,600               6.43          2.50
Garland Kirby                    15,100              3.02             45,300               8.54          3.37
Shilpa U. Mhatre                 11,200              2.24             33,600               6.43          2.50
Alton C. Milton, Sr.              5,600              1.12             16,800               3.29          1.25
Alton C. Milton, Jr.              5,600              1.12             16,800               3.29          1.25
Andrew T. Moore                  11,200              2.24             33,600               6.43          2.50
Roger W. Ratliff                 16,700              3.34             50,100               9.39          3.73
Robert W. Woodard                 2,800              0.56             18,400               3.57          1.37
                                  -----              ----             ------               ----          ----
     TOTAL                      133,000             26.6%            409,000        52.71%(3)           30.45%
                                -------             =====            =======        =========           ======

------------------------------------

(1) Based upon Warrants for the Shares to be issued in connection with the proposed purchase, as well as the proposed options for Mr. Woodard.

(2) Individual percentages based upon 500,000 shares outstanding, plus Warrants to be acquired by each individual Organizer equal to the actual number of shares proposed to be acquired by such Organizer and 10,000 shares to be issued to Mr. Woodard under the proposed stock option plan when calculating Mr. Woodard's percentage and the total percentages.

(3) Total percentage based upon 500,000 shares outstanding, plus Warrants to be acquired by all Organizers and 10,000 shares to be issued to Mr. Woodard under the proposed Stock Option Plan.

(4) Percentage based upon 1,343,000 shares which is the sum of 1,333,000 shares, the maximum number of Shares which can be issued in the Offering, and 10,000 shares to be issued to Mr. Woodard under the proposed stock option plan when calculating Mr. Woodard's percentage and the total percentage.

     Each of the Organizers will acquire their Units during the Offering Period and, therefore, will acquire both Common Stock and Warrants exercisable in accordance with the terms set forth herein. While there can be no assurance that the Organizers will exercise their Warrant rights, it can be assumed that most or all will exercise such rights and will therefore acquire additional Common Stock during the 48 month period following the Effective Date of registration. See, "RISK FACTORS, Possible Dilution Resulting From Warrants."


                                   MANAGEMENT

Directors and Executive Officers of the Company and the Bank

     Effective upon organization of the Company, all Organizers served as initial directors of the Company. See, "Appendix A" herein. Subsequently, upon advice of counsel, certain Organizers resigned as Company directors in order to serve exclusively as members of the proposed Bank's Board of Directors.

     The proposed directors and executive officers for the Company and the Bank are as follows:


                            [TABLE FOLLOWS THIS PAGE]

                              Position with                    Position with
         Name                    Company                            Bank
         ----                    -------                            ----

Samuel F. Brewer                   None                           Director

Frank A. Broome, III               None                           Director

John W. Burns, III               Director                            None

C. F. Douglas                      None                           Director

Renny B. Eadie, III                None                           Director

Robert M. Eadie                  Director                           None

Garland Kirby                      None                           Director

Shilpa U. Mhatre                 Director                           None

Alton C. Milton, Sr.           Director and                    Director and
                           Chairman of the Board           Chairman of the Board

Alton C. Milton, Jr.             Director                           None

Andrew T. Moore                  Director                           None

Roger W. Ratliff                   None                           Director

Robert W. Woodard        Director, President             Director, President
                     and Chief Executive Officer     and Chief Executive Officer

         Company. Each of the above persons has been a director of the Company or a proposed director of the Bank since at least September, 1997. The initial Board of Directors of the Company consists of seven directors. The directors will be divided into three classes, designated Class I, Class II and Class III. Each class will consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the Company's initial directors will expire at the first meeting of shareholders at which directors are elected. It is expected that the Company will hold an organizational meeting of the shareholders shortly after the Bank commences operations at which time the shareholders will be asked to elect Directors. The Company intends to recommend that the shareholders elect the initial directors to their respective terms set forth in the above Schedule. Following the subsequent election of the Company's directors, the term of the Company's Class I directors will expire at the Company's next annual meeting of shareholders; the term of the Company's Class II directors will expire at the Company's second annual meeting of shareholders; and the term of the Company's Class III directors will expire at the Company's third annual meeting of shareholders. At each annual meeting of shareholders, successors to the class of directors whose term expires at the annual meeting will be elected for a three-year term. If the number of directors is changed, an increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class will hold office for a term that will coincide with the remaining term of that class, but in no event will a decrease in the number of directors shorten the term of any incumbent director. Any director elected to fill a vacancy not resulting in an increase in the number of directors will have the same remaining term as that of his predecessor. Except in the case of removal from office, any vacancy on the Board of Directors will be filled by a majority vote of the remaining directors then in office. The effect of the classified Board of Directors is to make it more difficult for a person, entity or group to effect a change in control of the Company through the acquisition of a large block of the Company's voting stock.

         Any director may be removed, with or without cause, at any regular or special meeting of shareholders called for that purpose, and the position filled by another person nominated and elected for that purpose by the affirmative vote of the holders of at least 66% of the outstanding shares of the Company's Common Stock. The Company's officers are appointed by the Board of Directors and hold office at the will of the Board.

         Bank. Each of the Bank's proposed directors will, upon approval of the Department, serve until the Bank's first shareholders meeting, which meeting will be held shortly after the Bank commences operations. It is anticipated that each interim director will be nominated to serve as director of the Bank at that meeting. After the first shareholders meeting, directors of the Bank will serve for a term of one year and will be elected each year at the Bank's annual meeting. The Bank's officers will be appointed by its Board of Directors and will hold office at the will of the Board.

         Initial Directors and Officers. The following is a brief description of the business, civic and educational experience of the initial Directors and
Officers:

         Samuel F. Brewer(2), age 36, is a resident of Lake City, Florida. He graduated with a BBA in risk management from the University of Georgia in 1985. Since 1988, Mr. Brewer has been an owner in Lake City Tobacco Warehouses, Inc. He is also an owner in R & H Farms, Inc. and A+ Mini-Storage located in Alachua, Florida. Mr. Brewer is the Secretary/Treasurer of Greenten Corp. which is a commercial warehousing/handling and distribution operation in Greeneville, Tennessee. He is Vice-President of Brewer Development Corp. which is a Steak-Out Delivery franchise located in Birmingham, Alabama. Mr. Brewer is the President of the Florida Tobacco Warehouse Association and currently serves on the 39 member federal marketing committee for the U.S. Department of Agriculture. He is a member of the First United Methodist Church of Lake City, Lake City Elks Club, and the Lake City Country Club.

         Frank A. Broome, III(2), age 33, is a licensed Optometrist practicing in Lake City, Florida. Dr. Broome graduated from the University of Florida, Gainesville, Florida in 1986 with a degree in Psychology and from the Southern College of Optometry, Memphis, Tennessee with a doctorate degree. He is currently in private practice with his wife, Dr. Kimberly M. Broome, and Dr. Ronald R. Foreman. He is a member of the American Optometric Association, Florida Optometric Association, and Southern Council of Optometrists. He served as Chairman of the Volunteers in Service to our Nation (VISION USA) Committee from 1995-1998, and also chaired the Assistance to Graduates/Undergraduates Committee from 1991-1994. In addition to Optometry, Dr. Broome owns and manages three parcels of commercial property. His civic and social activities include the Lake City Rotary Club (President-Elect, 1997; Secretary, 1992-1994), Past- President and current Board of Directors of the Columbia County Gator Club, and past board member of the Columbia County Friends of the Public Library.

         John W. Burns(1), age37, is a State Farm Insurance Agent in Lake City, Florida. Mr. Burns was born and raised in Lake City where his family has lived for three generations. He graduated from Stetson University in Deland, Florida, in 1981 with a Bachelor of Arts degree and is currently the Alumni Relations Chairman for the Columbia County region. He has been a State Farm Insurance Agent since 1989 and was named one of the top 50 agents in the country in 1990. He has served as President and Campaign Chairman of the United Way of Suwannee Valley and is currently serving as Treasurer. Mr. Burns has recently served on the Board of Directors of Happy House Day Care Center, is currently a member of the Lake City Elks Lodge and the Lake City Rotary Club.

         C. F. Douglas(2), age 64, has 39 years of banking experience, beginning in 1956 with the Dixie County State Bank, Cross City, Florida, advancing to Vice President and a member of the Board of Directors. In 1965, he moved to Lake City, Florida, and joined the First National Bank as Cashier, advanced to President and held that position until the bank changed ownership in 1973. He joined First Federal Savings and Loan Association in 1973, which merged with Sun Federal Savings and Loan Association, and served as First Vice President in charge of Loan Production. Sun Federal merged with Anchor Savings Bank, New York, New York, along with other banks in the southeast. He served as Vice President of Anchor Savings, responsible for loan administration in Florida. He retired from Anchor Savings Bank in 1988, and joined Community National Bank, Lake City, Florida, as Vice President and Loan Officer in 1988 where he served until 1990. In October 1990, he joined Lafayette County State Bank, Mayo, Florida, as Chief Executive Officer. He retired from banking in 1995. He has owned and managed a mini-storage facility for the past 12 years and recently added record storage (archives) to the business. He holds a two year certificate in Accounting and is a graduate of The School of Banking of The South, Baton Rouge, Louisiana (Louisiana State University). Civic and social organizations include: Kiwanis (past President), Elks, Chamber of Commerce, Committee of 100, Boy Scouts of America (Regional Finance Officer) and other various organizations. He served in the United States Air Force from 1952-1956.

         Renny B. Eadie, III(2), age 48, has lived in Columbia County all his life. In 1977, he formed Columbia Ready Mix Concrete, Inc., and serves as President and Manager, operating ready-mix plants in Lake City and Live Oak, Florida. Mr. Eadie is also Vice President of Lake City Industries, Inc., a lumber and building supply company, and Vice President of Silcox Precast, Inc., Live Oak, Florida, a manufacturer of specialty concrete products. He is a member of the First Baptist
         Church, Lake City, Florida, Lake City Masonic Lodge, Lake City York Rite, and Lake City Shrine Club.

         Robert M. Eadie(1), age 45, a native of Lake City, Florida, graduated from Columbia High School and received an AA degree from Lake City Community College. After serving in the United States Army, he joined his father in the family business in 1975. Since that time, he has managed Lake City Industries, Inc., a lumber and building supply business. He presently serves as the company's President, and also serves as Vice-President of Columbia Ready Mix, Inc., having ownership in both businesses. He is a member of First Baptist Church, the Masonic Lodge, the Shrine Club and the Lake City York Rite. He and his wife, Linda, have two daughters, Erica and Angela.

         Garland Kirby(2), age 45, is Vice President of Kirby Oil Company in Lake City, Florida, a wholesale distributor of Amoco petroleum products. In 1989, Mr. Kirby and his brother formed Kirby Brothers Enterprises, Inc., which is engaged in retail gasoline sales through convenience stores. He is an active member and deacon at First Baptist Church and is a fourth generation Columbia County resident.

         Shilpa U. Mhatre(1), age 44, received a BS in Microbiology from the University of Bombay in 1974. For the past 19 years, she has operated the business office for Psychiatric Associates of Lake City, P.A., a successful medical practice owned by her husband. In addition, she has owned and managed several residential and commercial properties in Lake City for the past 13 years and is part owner of The Plantations, a 48-bed adult living facility in Lake City.

         Alton C. Milton, Jr.(1), age 27, is a 1988 graduate of Columbia High School, Lake City, Florida. Upon graduation he and his father became joint partners of M & M Farms, a venture that includes tree farming and cattle farming. In 1991, he joined his father in the Sunshine True Value Hardware Store, located in Lake City, Florida. In 1995, he became a stockholder of the company and serves as its Vice President. Recently he and his father purchased Sunshine Electrical & Plumbing Supply, Inc., which is a wholesaler and distributor of plumbing, electrical and related supplies serving north central Florida. He serves as Vice President of this company.

         Alton C. Milton, Sr.(3), age 63, is a native of Columbia County. He received his GED from Columbia High School in 1957. He began working at an early age in the timber and turpentine business. In 1957 he joined Orange State Pipe & Supply Co., Lake City, Florida, as counter salesman. He later became purchasing agent, then manager and during the last five years of employment there, he formed his own company, Sunshine Electrical & Plumbing Supply. The company grew to four locations over the next several years. In 1975 he opened Sunshine Hardware, now known as Sunshine True Value Hardware, wholly owned by he and his son. In 1988 he sold the wholesale business and the hardware business. In 1991 he re-purchased the hardware store. He recently re-purchased the original wholesale business as well. He has also bought, sold and developed real estate in Columbia and surrounding counties. He served as director of Lake City Federal Savings & Loan, which later became Sun Federal which was merged with Anchor Savings & Loan in 1986. He is a member of the Lake City Chamber of Commerce and a member of the Deep Creek Advent Christian Church.

         Andrew T. Moore(1), age 46, attended The Bolles School, Jacksonville, Florida, from 1966-1970 and graduated from Jacksonville University in 1974 with a BS degree in Business. He joined the family business, Rountree-Moore Ford/Toyota, in May of 1974 and presently serves as Vice President and General Manager. He has served as President and Treasurer of the Lake City Kiwanis Club, served five years as a Board Member of the Lake City/Columbia County Chamber of Commerce and three years as a Columbia County Boys Club Board Member.

         Roger W. Ratliff(2), age 50, attended high school in Jasper, Florida and received an AA degree from North Florida Junior College in Madison, Florida. His early work career was spent in various sales positions. He joined Horizon Industrial Supplies, Inc., in 1981 becoming a 1/3 owner soon thereafter. He and Greg Pittman, shareholders of Horizon, eventually bought the remaining portion of the company in 1994, with each now owning 50%. Mr. Ratliff is also involved as a part owner of Bar Harbor Lodge, Inc., a Best Western motel located in Bar Harbor, Maine; Live Oak Innkeepers, Inc., a Best Western motel located at U.S. 129 and I-10 in Live Oak, Florida and PRS Properties, Inc., which owns an industrial property in Lake City, Florida. Mr. Ratliff is a life-long resident of Jasper, Florida and is a member of the West Lake Church of God.


         Robert W. Woodard(3)(4), age 48, has over 23 years of banking experience. His work experience began with the Hillsboro SunBank (then Hillsboro Bank) in Plant City, Florida, in 1969. After working with Hillsboro Sun Bank for two years, he relocated to West Palm Beach, Florida, to complete his BS degree in Business Administration at Palm Beach Atlantic College. In 1975, he returned to Hillsboro SunBank where he remained until 1987. During his employment with Hillsboro SunBank he worked as Head Teller, Internal Auditor, Credit Analyst, Credit Manager, and Assistant Vice President, Commercial Loans. In October, 1987, he moved to Lake City, Florida, where he joined Barnett Bank of North Central Florida as Vice President, Commercial Loans. In 1990, he left banking and moved to Tallahassee, Florida, where he became Director of Development for Florida Baptist Family Ministries, a
         position which he held for two years. In 1992, he returned to Barnett Bank of North Central Florida, Lake City, Florida, as Vice President, Commercial Loans. In August 1992, he joined CNB National Bank, Lake
         City, Florida as Vice President, Commercial Loans. During his employment at CNB, the company grew from three offices to ten offices with locations in six counties in North Central Florida. In 1995, he was appointed Senior Vice President, Commercial Banking. In that capacity, he served as the senior lender, responsible for supervision of the banks' $152 million loan portfolio as well as the entire lending staff. Mr. Woodard and his family have lived in Lake City, Florida, for 8 years. His civic and social activities include Board Member and Treasurer of the Lake City Rotary Club; Board Member and Past Treasurer of the Suwannee Valley United Way; Florida Bankers Association Group III Chairman; member of the City of Lake City Planning and Zoning Board and Board of Adjustments; member of the Columbia County Industrial
         Development Authority and the Lake City-Columbia County Chamber of Commerce. His is an active member of First Baptist Church, Lake City, Florida.

------------------------------------


(1) Will serve as a Director of the Company, only.
(2) Will serve as a Director of the Bank, only.
(3) Will serve as a Director of both the Company and the Bank.
(4) Will serve as an Executive Officer of the Bank.


Executive Compensation


         The Organizers entered into an employment agreement with Robert W. Woodard in July of 1997, to assist the Organizers with the formation of the Company and the Bank. Under the terms of the Agreement, Mr. Woodard will serve as a director and Chief Executive Officer of the Company and is being paid a salary of $5,625 per month, plus a mileage allowance of $0.315 per mile for business use during the Bank's organizational phase. The understanding between the Organizers and Mr. Woodard is that Mr. Woodard will be employed by the Company as its President and Chief Executive Officer, and by the Bank as its President and Chief Executive Officer at an annual base salary of $67,500, plus a performance bonus based upon the achievement of certain goals and objectives that will be established by the Board of Directors relating to the levels of profitability and asset growth of the Bank. It is not expected that such bonus would exceed 50% of Mr. Woodard's base salary. The Agreement which initially is for a term of two years, also contains a commitment to grant, at no cost to him, an option to purchase 10,000 shares of Company Common Stock at $9.00 per share. Such option would vest at the rate of 20% per year over five years, would expire 10 years from the grant date and would be subject to the terms of a qualified stock option plan adopted by the Company's Board of Directors and approved by its shareholders. Mr. Woodard will be provided with an automobile allowance, as well as participation in such other benefit plans which the Bank makes available generally to all employees. Mr. Woodard's employment will be at the will of the Board and the Bank may terminate Mr. Woodard for any reason upon majority vote of the Board of Directors. If, however, the termination is without cause, Mr.
Woodard will be entitled to severance pay in an amount not to exceed the remainder due on his contract plus any incentive compensation which he may have been entitled to. The Board of Directors must review Mr. Woodard's performance annually, and determine whether to extend the Agreement for a one-year period. In the event of Mr. Woodard's termination for any reason, Mr. Woodard agrees not to become employed with any business enterprise who competes or intends to compete, directly or indirectly, with any office of the Company located in Columbia County for a period of 24 months following such termination.


Transactions with Affiliates

         Mr . Woodard is the only Organizer or proposed director of the Company that has received any cash compensation for services rendered on behalf of the Company. See "MANAGEMENT - Executive Compensation." Once the Bank opens for business, it is anticipated that it will extend loans to the Bank's and/or the Company's Directors, their associates or members of the immediate families of the Directors of the Bank or the Company. Such loans will be made on substantially the same terms and conditions, including interest rates, collateral and credit underwriting procedures as those prevailing at the time for comparable transactions by the Bank with other persons.

Stock Option Plans


         Incentive  Stock  Option Plan.  The  Company's  Board of Directors  has
adopted an Incentive Stock Option Plan ("Plan") for employees who are contributing significantly to the management or operation of the business of the Company or its subsidiaries as determined by the committee administering the
Plan. The Plan is contingent upon approval by the Company's shareholders. The Plan provides for the grant of options at the discretion of a committee designated by the Board of Directors to administer the Plan. No person may serve as a member of the committee who is then eligible for a grant of options under the Plan or has been so eligible for a period of one year prior to his service on the committee. The option exercise price must be at least 100% (110% in the case of a holder of 10% or more of the Common Stock) of the fair market value of the stock on the date the option is granted, but in no case will the exercise price be less than the offering price contained herein. The options are exercisable by the holder thereof in full at any time following a vesting period and prior to their expiration in accordance with the terms of the Plan. Stock options granted pursuant to the Plan will expire on or before (i) the date which is the tenth anniversary of the date the option is granted, or (ii) the date which is the fifth anniversary of the date the option is granted in the event that the option is granted to a key employee who owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary of the Company. Mr. Woodard's proposed Employment Contract contains a provision whereby he will be granted, at no cost to him, an option to purchase 10,000 shares of the Company's common stock. See "MANAGEMENT - Executive Compensation."


         The Committee may grant a Limited Right simultaneously with respect to the grant of any stock option, with respect to all or some of the shares covered under the stock option. A Limited Right may not be exercised before six months from the date of the grant and may be exercised only if: (i) there is a change in control of the Company; (ii) the underlying option is eligible to be exercised; and (iii) the fair market value of the underlying shares on the day of the exercise is greater than the exercise price of the related option. The
Limited Right may be for no more than 100% of the difference between the exercise price and the fair market value of the common stock of the Company.

         Directors Stock Option Plan. The Board of Directors may, at the Company's first annual meeting of shareholders after the Bank opens for business, propose for shareholder approval a directors' stock option plan, which will be designed to provide incentive compensation to directors in the event that the Company's common stock increases in value during the term of such options. The detail of this directors' option plan have not yet been determined, but such details would be disclosed to shareholders in the Company's Proxy Statement issued in connection with solicitation of shareholder approval of such a plan.

Key Man Insurance

         The Company has purchased a key man life insurance policy ("Policy") insuring the life of Mr. Woodard. The Company is both the owner and the beneficiary of the Policy. The amount of the Policy is $250,000 and the proceeds of the Policy would be used to defray the costs of any delay in the Application and organization process caused by Mr. Woodard's death. Should Mr. Woodard die during the organizational process the Company may elect to terminate the Offering and refund all subscription proceeds to the Subscribers.

                       ARTICLES OF INCORPORATION - SUMMARY

         The authorized capital stock of the Company is 10,000,000 shares consisting of 8,000,000 shares of Common Stock, par value, $0.01 per share, of which 3,942 shares are presently issued and outstanding and 2,000,000 shares of Preferred Stock, par value $0.01 per share of which no shares are presently outstanding. See "ORGANIZERS AND PRINCIPAL SHAREHOLDERS."

Common Stock

         The holders of Common Stock are entitled to elect the members of the Board of Directors of the Company and such holders are entitled to vote as a class on all matters required or permitted to be submitted to the shareholders of the Company. No holder of any class of stock of the Company has preemptive rights with respect to the issuance of shares of that or any other class of stock and the Common Stock is not entitled to cumulative voting rights with respect to the election of directors.

         The holders of Common Stock are entitled to dividends and other distributions if, as, and when declared by the Board of Directors out of assets legally available therefore. Upon the liquidation, dissolution or winding up of the Company, the holder of each share of Common Stock will be entitled to share equally in the distribution of the Company's assets. The holders of Common Stock are not entitled to the benefit of any sinking fund provision. The shares of Common Stock of the Company are not subject to any redemption provisions, nor are they convertible into any other security or property of the Company. All shares of Common Stock outstanding upon completion of this Offering will be, fully paid and nonassessable.

         The Company will require the payment of a $9.00 transfer fee with regard to all requests for cancellation and re-issue of the Company's shares after the initial issue of share certificates. No such fee will be required for shares originally issued, or issued in exchange for Warrants.

Requirements for Super Majority Approval of Transactions

         The Company's Articles contain provisions requiring super majority shareholder approval to effect certain extraordinary corporate transactions which are not approved by the Board of Directors. The Articles require the affirmative vote or consent of the holders of at least 66% of the shares of each class of Common Stock of the Company entitled to vote in elections of directors, in order to approve any: (i) merger, consolidation, disposition of all or a substantial part of the assets of the Company or a subsidiary of the Company, or
(ii) exchange of securities requiring shareholder approval or liquidation of the Company ("Affiliated Transaction"), if any person who together with his affiliates and associates owns beneficially 5% or more of any voting stock of the Company ("Interested Shareholder") is a party to the transaction, provided that a majority of the disinterested Directors of the Company has not approved the transaction. In addition, the Articles require the separate approval by the holders of a majority of the shares of each class of stock of the Company entitled to vote in elections of directors which are not beneficially owned, directly or indirectly, by an Interested Shareholder, of any merger, consolidation, disposition of all or a substantial part of the assets of the Company or a subsidiary of the Company, or exchange of securities requiring shareholder approval ("Business Combination"), if an Interested Shareholder is a party to such transaction; provided, that such approval is not required if: (i) the consideration to be received by the holders of the stock of the Company meets certain minimal levels determined by a formula under the Articles (generally the highest price paid by the Interested Shareholder for any shares acquired); (ii) there has been no reduction in the average dividend rate from that which was obtained prior to the time the Interested Shareholder became such; and (iii) the consideration to be received by the shareholders who are not Interested Shareholders shall be paid in cash or in the same form as the Interested Shareholder previously paid for shares of such class of stock. This Article, as well as the Article establishing a classified Board of Directors, may be amended, altered, or repealed only by the affirmative vote or consent of the holders of at least 66% of the shares of each class of stock of the Company entitled to vote in elections of directors.

Acquisition Offers

         The Board of Directors of the Company, when evaluating any offer of another Person (as defined in the Articles) to: (i) make a tender or exchange offer for any equity security of the Company; (ii) merge or consolidate the Company with another corporation or entity; or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, shall, in connection with the exercise of its judgment in determining what is in the best interest of the Company and its shareholders, give due consideration to all relevant factors, including, without limitation: (i) the social and economic effect of acceptance of such offer on the Company's present and future customers and employees and those of its subsidiaries (as defined in the Articles); (ii) on the communities in which the Company and its subsidiaries operate or are located; (iii) on the ability of the Company to fulfill its corporate objectives as a financial institution holding company; and (iv) on the ability of its subsidiary financial institutions to fulfill the objectives of such institutions under applicable statutes and regulations.

Control Share Acquisitions

         The Company's Articles provide that any person who acquires 20% or more of the Company's shares after the Offering is closed must comply with the Florida Statutes governing control-share acquisitions. Generally a person intending to acquire such shares must give the Company notice of such intent and request a meeting of the shareholders at which shareholder's will be given an opportunity to vote on whether such shares will be accorded full voting rights. Refusal by the shareholders to accord full voting rights would result in the proposed acquiror obtaining shares which could not be voted on any matters to come before the shareholders. Certain acquisitions are exempt from the effects of the Article, such as mergers or business combinations which have been approved by the Company's Board of Directors as well as acquisitions of shares issued by the Company in its Offering or in subsequent Offerings approved by the Board.

         The effect of all of the above provisions is to make it more difficult for a person, entity or group to effect a change in control of the Company through the acquisition of a large block of the Company's voting stock.

                                LEGAL PROCEEDINGS

         There are no material pending legal proceedings to which the Company or the proposed Bank is a party or of which any of their properties are subject; nor are there material proceedings known to the Company contemplated by any governmental authority; nor are there material proceedings known to the Company, pending or contemplated, in which any director, officer or affiliate or any proposed principal security holder of the Company, or any associate of any of the foregoing is a party or has an interest adverse to the Company or the Bank.

                                  LEGAL MATTERS

         Certain legal matters in connection with the shares of Common Stock offered hereby will be passed upon for the Company by Igler & Dougherty, P.A., 1501 Park Avenue East, Tallahassee, Florida 32301, counsel to the Company.

                                     EXPERTS

         The financial statements of the Company as of October 31, 1997, and for the period from June 30, 1997, (date of incorporation) to October 31, 1997, included elsewhere in the Registration Statement have been included in reliance upon the reports of Hacker, Johnson, Cohen & Grieb, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing matters.

                             ADDITIONAL INFORMATION


         The Company has filed with the Securities and Exchange Commission, 450 Fifth Street Northwest, Washington, D.C. 20549, a Form SB-2 Registration Statement (herein, together with all amendments thereto, called the "Registration Statement") under the 33 Act, as amended, with respect to the shares of Common Stock offered hereby. This filing was made electronically through EDGAR. This Prospectus does not contain all of the information included in the Registration Statement. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement and the exhibits and schedules thereto. A complete copy of the document may be obtained at the Securities and Exchange Commission's web site located at http://www.sec.gov.

                              FINANCIAL STATEMENTS

                                       AND

                                  NOTES THERETO

                               PSB BANCGROUP, INC.
                          (A Development Stage Company)

                          Index to Financial Statements




                                                                            Page

Independent Auditors' Report...................................              F-2

Balance Sheet at October 31, 1997..............................              F-3

Statement of Operations for the Period from June 30, 1997
         (Date of Incorporation) to October 31, 1997 ..........              F-4

Statement of Changes in Stockholders' Equity
         for the period from June 30, 1997 (Date of Incorporation)
         to October 31, 1997...................................              F-5

Statement of Cash Flows for the Period from June 30, 1997
         (Date of Incorporation) to October 31, 1997 ..........              F-6

Notes    to Financial  Statements as of October 31, 1997 and
         for the Period from June 30, 1997 (Date of Incorporation)
         to October 31, 1997 ..................................        F-7 - F-8



All schedules have been omitted because of the absence of the conditions under which they are required or because the required information is included in the financial statements and related notes.

                          Independent Auditors' Report



Board of Directors PSB BancGroup, Inc.:

We have audited the accompanying balance sheet of PSB BancGroup, Inc. (a development stage company) (the "Company") at October 31, 1997, and the related statements of operations, changes in stockholders' equity, and cash flows for the period from June 30, 1997 (Date of Incorporation) to October 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at October 31, 1997, and the results of its operations and its cash flows for the period from June 30, 1997 (Date of Incorporation) to October 31, 1997, in conformity with generally accepted accounting principles.





HACKER, JOHNSON, COHEN & GRIEB PA
Tampa, Florida
December 5, 1997

                               PSB BANCGROUP, INC.
                          (A Development Stage Company)

                                  Balance Sheet

                                October 31, 1997



         Assets

Cash ...................................................   $ 106,554
Other assets ...........................................       5,035
                                                           ---------

         Total .........................................   $ 111,589
                                                           =========

     Liabilities and Stockholders' Equity

Commitment (Note 4)


Stockholders' equity:
     Preferred stock, $.01 par value, 2,000,000 shares
         authorized, none issued and outstanding .......        --
     Common stock, $.01 par value, 8,000,000 shares
         authorized, 3,942 shares issued and outstanding          40
     Additional paid-in capital ........................     177,350
     Accumulated deficit ...............................     (65,801)
                                                           ---------


         Total stockholders' equity ....................     111,589
                                                           ---------

         Total .........................................   $ 111,589
                                                           =========

















See Accompanying Notes to Financial Statements.

                               PSB BANCGROUP, INC.
                          (A Development Stage Company)


                             Statement of Operations

      Period from June 30, 1997 (Date of Incorporation) to October 31, 1997







Interest income .......   $  1,165

Organizational expenses     66,966
                          --------

     Net loss .........   $(65,801)
                          ========






























See Accompanying Notes to Financial Statements.

                               PSB BANCGROUP, INC.
                          (A Development Stage Company)

                  Statement of Changes in Stockholders' Equity

      Period from June 30, 1997 (Date of Incorporation) to October 31, 1997





                                       Additional                Total
                              Common     Paid-In  Accumulated  Stockholders'
                               Stock     Capital     Deficit     Equity

Balance at June 30, 1997
    (date of incorporation)   $   --         --         --          --


Sale of common stock ......         40    177,350       --       177,390


Net loss ..................       --         --      (65,801)    (65,801)
                              --------   --------   --------    --------

Balance at October 31, 1997   $      4    177,386    (65,801)    111,589
                              ========   ========   ========    ========


























See Accompanying Notes to Financial Statements.

                               PSB BANCGROUP, INC.
                          (A Development Stage Company)

                             Statement of Cash Flows

  For the Period from June 30, 1997 (Date of Incorporation) to October 31, 1997




Cash flows used in administrative activities during the development stage:
         Net loss ...........................................   $ (65,801)
         Adjustments to reconcile net loss to net cash
           used by administrative activities during the
           development stage
                 Increase in other assets ...................      (5,035)
                                                                ---------

                   Net cash used in administrative activities
                     of the development stage ...............     (70,836)
                                                                ---------

Cash flows from financing activities-
         Proceeds from issuance of common stock .............     177,390
                                                                ---------

Net increase in cash ........................................     106,554

Cash at beginning of period .................................        --
                                                                ---------

Cash at end of period .......................................   $ 106,554
                                                                =========

Supplemental disclosures of cash flow information-
 Cash paid during period for:
         Interest ...........................................   $    --
                                                                =========

         Income taxes .......................................   $    --
                                                                =========













See Accompanying Notes to Financial Statements.

                               PSB BANCGROUP, INC.
                          (A Development Stage Company)

                          Notes to Financial Statements

                                October 31, 1997


(1)  Summary of Significant Accounting Policies
         General.PSB BancGroup,  Inc. (the  "Company") was  incorporated on June
                 30, 1997 in the State of Florida. The Company plans to apply for approval from the Board of Governors of the Federal Reserve System ("Board of Governors") to become a one-bank holding company and plans to acquire 100% of the outstanding shares of Peoples State Bank (the "Bank"), which is planned to be incorporated and organized in Lake City, Florida. The operations of the Company, which initially are intended to consist solely of the ownership of the Bank, have not commenced as of October 31, 1997. Therefore, with the exception of organizational costs which are being expensed when incurred, accounting policies have not been established. The Company has adopted a fiscal year end of December 31.

         Estimates. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         Common Stock Offering. As of October 31, 1997, the Company has sold 3,942 shares of common stock to its organizers for an aggregate of $177,390. Such shares must be exchanged by the organizers for units (See Note 5) on a one share for five unit basis at the time the conditions of the offering have been met. When exchanged for units, all shares will be canceled.

(2)  Organization
         On October 1, 1997, the Organizers of the Company filed an application for authority to organize a state-chartered bank with the Comptroller of the State of Florida, Department of Banking and Finance. The approval of this application will be contingent upon certain conditions being met. These conditions include, among other things, the establishment of total capital accounts of not less than $4,050,000 with not less than $2,100,000 allocated to common capital, after all organizational and preopening expenses, and the approval by the Board of Governors of the Federal Reserve System of the Company's application to acquire the stock of the Bank as a registered bank holding company.

(3)  Related Parties
         The Company has appointed one of its Organizers as the President and Chief Executive Officer of the Company.

                                   (continued)

                               PSB BANCGROUP, INC.
                          (A Development Stage Company)

                    Notes to Financial Statements, Continued

(4)  Commitment
         The Company has entered into a purchase agreement dated October 20, 1997 to purchase a parcel of land for $170,000. The Bank intends to construct its main office at this location. If preliminary charter approval for the Bank is not received by April 1, 1998 the seller may cancel the purchase agreement and the Company would forfeit its $5,000 deposit.

(5)  Sale of Common Shares and Warrants
         The Company plans to offer a total of 1,333,000 shares of its common stock to the public. (1) During the offering period shares will be included in units with a unit consisting of one share of common stock and purchase warrants. The price per unit is expected to be $9. A total of 600,000 units will be offered for sale. 133,000 of these units will be offered to the organizers of the Company and will consist of one share of common stock and two purchase warrants. The remaining 467,000 units will be offered to the public and consist of one share of common stock and one purchase warrant. Each warrant entitles the holder thereof to purchase one share of additional common stock for $9 per share during the 48 month period following the effective date of the warrant certificate. (2) After the sale of 600,000 units has been completed, 733,000 shares will be available to holders of the warrants. The Company expects to incur approximately $26,000 in offering costs relating to this sale.

(6)  Incentive Stock Option Plan
         The Company's Board of Directors is currently considering the adoption of an Incentive Stock Option Plan ("Plan"). The Plan, if adopted, will be contingent upon approval by the Company's shareholders. The Plan will provide for the grant of options at the discretion of a committee designated by the Board of Directors to administer the Plan. The option exercise price must be at least 100% (110% in the case of a holder of 10% or more of the Common Stock) of the fair market value of the stock on the date the option is granted and the options are exercisable by the holder thereof in full at any time following a vesting period and prior to their expiration in accordance with the terms of the Plan. The Company's president's proposed Employment Contract contains a provision whereby he will be granted an option to purchase 10,000 shares of the Company's common stock under this Plan.

                                  APPENDIX "A"
                            ARTICLES OF INCORPORATION

                            ARTICLES OF INCORPORATION
                                       OF
                               PSB BANCGROUP, INC.

         The undersigned incorporators, for the purpose of forming a corporation under the Florida Business Corporation Act, hereby adopt the following Articles of Incorporation.

                                ARTICLE I - NAME
         The name of the Corporation is PSB BancGroup, Inc. ("Corporation"). The initial principal place of business of the Corporation shall be 2451 Castle Heights Drive, Lake City, Florida 32025 or at such other place within the State of Florida as the Board of Directors may designate. The name of the registered agent is Igler & Dougherty, P.A., 1501 Park Avenue East, Tallahassee, Florida 32301, which address is also the address of the Registered Office of the Corporation.

                         ARTICLE II - NATURE OF BUSINESS
         The Corporation may engage in or transact any or all lawful activities or business permitted under the laws of the United States and the State of Florida, or any other state, county, territory or nation.

         ARTICLE III - CAPITAL STOCK Section 1 - Classes of Stock. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 10,000,000 consisting of:
         A. 2,000,000 shares of preferred stock, par value one cent ($0.01) per share ("Preferred Stock"); and
         B. 8,000,000 shares of common stock, par value one cent ($0.01) per share ("Common Stock"). Each holder of shares of Common Stock shall be entitled to one vote per share.
         Section 2 - Preferred Stock: The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable laws of the State of Florida (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation. ARTICLE IV - TERM OF EXISTENCE This Corporation is to exist perpetually.

                       ARTICLE V - OFFICERS AND DIRECTORS
         The names and street addresses of the initial officers and directors who shall hold office the first year of the Corporation's existence or until their successors are elected are:
Name                            Address                  Title
----                            -------                  -----

Alton C. Milton            2451 Castle Heights Dr.  Chairman of
                           Lake City, FL 32025      The Board, Director

Robert W. Woodard          2451 Castle Heights Dr.  President and     Chief
                           Lake City, FL 32025      Executive Officer,
                                                    Director

Robert M. Eadie            Rt. 13, Box 559          Treasurer, Director
                           Lake City, FL 32055

Roger W. Ratliff           Rt. 4, Box 77-B          Secretary,Director
                           Jasper, FL 32052

Samuel F. Brewer           226 Park Lane            Director
                           Lake City, FL 32025

John W. Burns,III          2451 Castle Heights Dr.  Director
                           Lake City, FL 32025

Arthur W. Coward           2451 Castle Heights Dr.  Director
                           Lake City, FL 32025

Renny B. Eadie, III        Rt. 5, Box 913           Director
                           Lake City, FL 32024

Garland Kirby              445 S. 7th Street        Director
                           Lake City, FL 32025

J. Gregory Pittman         Rt. 13 Box 468           Director
                           Lake City, FL 32055

                           ARTICLE VI - INCORPORATORS
         The name and street address of the incorporator to these Articles of Incorporation is Igler & Dougherty, P.A., 1501 Park Avenue East, Tallahassee, Florida 32301.

             ARTICLE VII - MANAGEMENT OF THE BUSINESS OF THE COMPANY
         Section 1 - Authority of the Board. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by the Florida Statutes or by these Articles of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.
         Section 2 - Action by Shareholders. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called Annual or Special Meeting of Shareholders of the Corporation and may not be effected by any consent in writing by such shareholders.
         Section 3 - Special Meetings of Shareholders. Special Meetings of shareholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), the Chairman of the Board or the President of the Corporation, or by shareholders holding at least 20% of the outstanding shares of the Corporation.

                       ARTICLE VIII - NUMBER OF DIRECTORS
         Section 1 - Number of Directors: The Board of Directors of the Corporation shall be comprised of not less than three (3) nor more than fifteen
(15) directors and shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Full Board as set forth in the Corporation's Bylaws. The Board of Directors is authorized to increase the number of directors by no more than two and to immediately appoint persons to fill the new director positions until the next Annual Meeting of Shareholders, at which meeting the new director positions shall be filled by persons elected by the shareholders of the Corporation. However, this paragraph shall not be construed to limit the authority of the shareholders of the Corporation to increase the number of directors in accordance with the Bylaws of the Corporation.

         Section 2 - Election and Term: Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The term of the initial directors of the Corporation expires at the first shareholders' meeting at which directors are elected.
         Section 3 - Classes: The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class (Class I) to expire at the Annual Meeting of Shareholders one year following their election, the term of office of the second class (Class II) to expire at the Annual Meeting of Shareholders two years following their election and the term of office of the third class (Class III) to expire at the Annual Meeting of Shareholders three years following their election. At each Annual Meeting of Shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election.
         Section 4 - Vacancies: Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum. Directors so chosen shall hold office for a term expiring at the next Annual Meeting of Shareholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.
         Section 5 - Notice: Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.
         Section 6 - Removal by Shareholders: Any director, or the entire Board of Directors, may be removed from office at any time by the affirmative vote of the holders of at least 66% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

              ARTICLE IX - SPECIAL VOTING PROVISIONS FOR AFFILIATED
                     TRANSACTIONS AND BUSINESS COMBINATIONS

         Section 1 - Definitions: The terms defined below shall apply for purposes of this Article IX:

         A. "Affiliated Transaction," when used in reference to the Corporation and any Interested Shareholder (as hereinafter defined), means any of the following situations:

                           l. any merger or  consolidation of the Corporation or
                  any Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Shareholder.
                           2. any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of assets of the Corporation or any Subsidiary of the Corporation to or with any Interested Shareholder, or any Affiliate or Associate of any Interested
                  Shareholder:
                                    a. Having an  aggregate  fair  market  value
                            equal to 5% or more of the aggregate fair market value of all assets, determined on a consolidated basis, of the Corporation; or
                                    b. Having an  aggregate  fair  market  value
                            equal to 5% or more of the aggregate fair market value of all outstanding shares of the Corporation; or
                                    c.  Representing  5% or more of the  earning
                            power or net income determined on a consolidated basis, of the Corporation.
                            3. the  issuance or transfer by the  Corporation  or
                   any   Subsidiary   (in  one   transaction   or  a  series  of
                   transactions) of any shares of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 5% or more of all the outstanding shares of the Corporation and its Subsidiaries, except pursuant to the exercise of warrants or rights to purchase stock offered, or a dividend or distribution paid or made, pro rata to all shareholders of the Corporation.
                            4. the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder.
                           5. any reclassification of securities  (including any
                  reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is directly or indirectly owned by any
                  Interested Shareholder or any Affiliate of any Interested Shareholder.
                           6. any receipt by the  Interested  Shareholder or any
                  Affiliate or Associate of the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guaranties, pledges, or other financial assistance or any tax credits or other tax advantages provided by or through the Corporation.
                  B. "Interested Shareholder" means any Person who is the Beneficial Owner, directly or indirectly, of more than 10% of the outstanding voting shares of the corporation. However, the term
         "Interested  Shareholder"  shall not  include  the  Corporation  or any
         Subsidiary; any savings, employee stock ownership, or other employee benefit plan of the Corporation or any Subsidiary; or any fiduciary of any such plan when acting in such capacity. For the purpose of determining whether a person is an Interested Shareholder pursuant to this Section, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of
         Article III, Section 3, but shall not include any other shares of Voting Stock that may be issuable pursuant to any contract, arrangement or understanding, upon exercise of conversion rights, warrants, options, or otherwise.
                  C. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Paragraph B of this Section 1, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.
                  D. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.
                  E. "Fair Market Value" means: (i) the Fair Market Value of a share on the date in question shall be determined by a majority of

         Disinterested  Directors,  appropriately  adjusted  for any dividend or distribution in shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (ii) in the case of property other than cash or shares, the Fair Market Value of such property on the date in question as determined by a majority of the Disinterested Directors.

                  F.  Reference  to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding share of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.
                  G.  "Affiliate"  shall have the  meaning  set forth in Section
         607.0901, Florida Statutes.
                  H.  "Person"  shall  mean any  individual,  a group  acting in concert, a corporation, a partnership, an association, a joint venture, an investors' pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Corporation.
                  I.  "Beneficial  Ownership" is defined herein to mean a Person who, directly or indirectly, has the:
                           1. voting power,  which includes the power to vote or
                  to direct  the  voting of the  "Voting  Stock" as that term is defined herein;
                           2.  investment  power,  which  includes  the power to
                  dispose of or to direct the  disposition  of the Voting Stock;
                  or
                           3.  the  right  to  acquire   the  voting   power  or
                  investment   power,   whether   such   right  is   exercisable
                  immediately or only after the passage of time, pursuant to any agreement,  arrangement or  understanding or upon the exercise of conversion rights, warrants or options, or otherwise.
                  J. "Acting in Concert"  means (i) knowing  participation  in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.
                  K. "Voting Stock" means the outstanding  shares of all classes or series of the Corporation entitled to vote generally in the election of directors.

         Section 2 - Affiliated Transactions: In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in this Section, any Affiliated Transaction shall be approved by the affirmative vote of the holders of two-thirds of the Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.
         Section 3 -  Exceptions:  The  voting  provisions  of Section 2 of this
Article IX shall not be applicable to a particular Affiliated Transaction if all of the conditions specified in either of the following Paragraphs A and B are met:
                  A. The Affiliated Transaction has been approved by a majority of the Disinterested Directors; or

                  B. In the Affiliated Transaction, consideration shall be paid to the holders of each class of voting shares and all of the following conditions shall be met:

                  1. The aggregate amount of the cash and the Fair Market Value, as of the valuation date of consideration, other than cash to be received per share by the holders of Common Stock in such Affiliated Transaction are at least equal to the higher of the following:
                           (a) if  applicable,  the  Highest Per Share Price (as
                  previously defined herein), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of Common Stock acquired by it (i) within the two-year period immediately prior to the first public announcement date of the Affiliated Transaction ("Announcement Date"), or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher;
                           (b) the Fair Market  Value per share of Common  Stock
                  on the Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article IX as the "Determination Date"), whichever is higher;
                           (c) if  applicable,  the price per share equal to the
                  Fair Market Value per share of such class or series determined pursuant to sub-paragraph A.1.(b) of this Section 3,

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



                  multiplied by the ratio of the Highest Per Share Price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of Voting Stock acquired by it within the two-year period immediately prior to the Announcement Date (the numerator), to the Fair Market Value per share of such class or series on the first day in such two-year period on which the Interested Shareholder acquired the Voting Stock (the denominator); or

                           (d) if applicable,  the highest  preferential  amount
                  per share to which the holders of shares of such Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

2.       The consideration to be received by holders of a particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The consideration to be received pursuant to this provision shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                           3. During such portion of the three-year period preceding the announcement date that such Interested Shareholder has become an Interested Shareholder and except as approved by a majority of the Disinterested Directors:

                                    (a)  there  shall  have been no  failure  to
                           declare and pay at the regular date any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation;

                                    (b) there  shall have been (i) no  reduction
                           in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), and (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, and
                           (iii) no such Interested Shareholder
                           who has become the Beneficial Owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.
                           4. Unless approved by a majority of the Disinterested
                  Directors, no Interested Shareholder shall have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Affiliated Transaction or otherwise, during the three-year period preceding the date the Interested Shareholder became an Interested Shareholder.
                           5. A proxy or  information  statement  describing the
                  proposed Affiliated Transaction and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the Corporation at least 30 days prior to the consummation of such business combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

         Section 4 - Board Discretion: A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article IX, on the basis of information known to them after reasonable inquiry: (i) whether a person is an Interested Shareholder; (ii) the number of shares of Voting Stock beneficially owned by any person; (iii) whether a person is an Affiliate or Associate of another; and (iv) whether the assets which are the subject of any Affiliated Transaction have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Affiliated Transaction has, an aggregate Fair Market Value equal to or greater than 25% of the combined assets of the Corporation and its Subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article IX.
         Section 5 - Interested  Shareholder's  Duty:  Nothing contained in this
Article IX shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.
         Section 6 - Amendment: Notwithstanding any other provisions of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, or these Articles of Incorporation, the affirmative vote of the holders of at least 66% of the voting power of all of the then-outstanding shares of the Voting Stock (after giving effect to the provisions of Article III of these Articles of Incorporation), voting together as a single class, shall be required to alter, amend or repeal this Article IX.

                     ARTICLE X - CONTROL SHARE ACQUISITIONS
         It is  the  intent  of  the  Organizers  of the  Corporation  that  the provisions of the "Florida Control-Share Acquisitions" statute, Section 607.0902, Florida Statutes (1994 Supp.) shall apply to acquisitions of the Corporation's shares by a person acting alone or as part of a group which would result in an Acquiring Person, as defined herein, owning Control Shares of the Company, except for those acquisitions defined in Section 1(f)(2) and (3) of this Article X.

         SECTION 1 - Definitions: The following terms when used in this section shall mean:

                  A. "Acquiring Person" means a person who makes or proposes to make, or persons acting as a "group" as defined in Section 13(d)(3) of the Securities Exchange Act of 1934 who make or propose to make, a Control-Share Acquisition; but "Acquiring Person" does not include the Corporation.
                  B. "Acquiring Person Statement" means the statement provided for in Section 607.0902(6), Florida Statutes (1994 Supp.) which shall set forth all of the following:
                           1. The  identity  of the  Acquiring  Person  and each
                  other member of any group of which the Acquiring Person is a part for purposes of determining Control Shares.
                           2. A statement that the Acquiring Person Statement is
                  given pursuant to Section 607.0902(6), Florida Statutes (1994 Supp.).
                           3. The  number of shares  of the  Corporation  owned,
                  directly or indirectly following the acquisition, by the Acquiring Person and each other member of the group.
                           4. The range of voting power under which the Control-Share Acquisition falls or would, if consummated, fall.
                           5. If the  Control-Share  Acquisition  has not  taken
                  place:
                                    (a) A description  in  reasonable  detail of
                           the terms of the proposed Control-Share Acquisition; and
                                    (b) Representations of the Acquiring Person,
                           together with a statement, in reasonable detail of the facts upon which they are based, that the proposed Control-Share Acquisition, if consummated, will not be contrary to law and that the Acquiring Person, has the financial capacity to make the proposed Control-Share Acquisition, including the acquisition of dissenter's shares, if any.

                  C. "Affiliate" means a person who directly or indirectly controls the Corporation. "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Corporation, whether through the ownership of voting securities, by contract, or otherwise. A person's beneficial ownership of ten percent or more of the voting power of a Corporation's outstanding shares entitled to vote in the election of directors (except a person holding voting power in good faith as an agent, bank, broker, nominee, custodian or trustee for one or more beneficial owners who do not individually or as a group control the Corporation) creates a presumption that the person controls the Corporation.
                  D. "All voting power" means the aggregate voting power that the shareholders of the Corporation would have in the election of directors, except for this Article.
                  E. "Control Shares" means issued and outstanding shares of the Corporation that, except for this section, would have voting power when added to all other shares of the Corporation owned of record or beneficially by an Acquiring Person or in respect to which that Acquiring Person may exercise or direct the exercise of voting power, that would entitle the Acquiring Person, immediately after acquisition of the shares (directly or indirectly), to exercise or direct the exercise of the voting power of the Corporation in the election of directors within any of the following ranges of voting power:
                           1. One-fifth (1/5) or more but less than one-third (1/3) of all voting power;
                           2. One-third (1/3) or more but less than a majority of all voting power; or
                           3. A majority or more of all voting power.
                  F. "Control-Share Acquisition" means:
                           1. acquisition by any person of ownership of, or the power to direct the exercise of voting power with respect to, Control Shares.
                           2. A  person  who  acquires  shares  in the  ordinary
                  course of business for the benefit of others in good faith and not for the purpose of circumventing this section has not made a Control-Shares Acquisition of shares in respect of which that person is not able to exercise or direct the exercise of votes without further instruction from others.

                           3. The  acquisition  of any  Control  Shares does not
                  constitute a Control-Share Acquisition if the acquisition is made in good faith and not for the purpose of circumventing this Section in any of the following circumstances:
                                    (a)  Shares  acquired  in  any  distribution
                           conducted by the Corporation through any public or private offering or acquired pursuant to any warrant certificate, stock option plan or other employee benefit plan.
                                    (b)  Pursuant  to the  laws of  descent  and
                           distribution.
                                    (c) By a donee under an inter vivos gift.
                                    (d) Pursuant to a transfer  between or among
                           immediate family members, or between or among persons under direct common control. An "immediate family member" is any relative or spouse of a person, or any relative of such spouse, who has the same home as such person.
                                    (e) Pursuant to the satisfaction of a pledge
                           or other security interest.
                                    (f)   Pursuant   to  a  merger  or  plan  of
                           consolidation or share exchange effected in compliance with the Florida Statutes, if the Corporation is a party to the agreement of merger or plan of consolidation or share exchange.
                                    (g)   From   any   person   whose   previous
                           acquisition of Control Shares would have constituted a Control-Shares Acquisition, but for this Section
                           F.3. (other than this subsection F.3.(g), provided the acquisition does not result in the Acquiring Person holding voting power within a higher range of voting power than that of the person from whom the Control Shares were acquired.
                                    (h)  Acquisition  by a person of  additional
                           shares within the range of voting power for which such person has received approval pursuant to the Control Share Statute or within the range of voting power resulting from shares acquired in a transaction described in this Section F.3.
                                    (i) An  increase in voting  power  resulting
                           from any action taken by the Corporation, provided the person whose voting power is thereby affected is not an Affiliate of the Corporation.
                                    (j) Pursuant to the  solicitation of proxies
                           subject to Regulation 14A under the Securities Exchange Act of 1934 or Chapter 607 of the Florida Statutes.

                  G. "Interested  Shares" means the shares of the Corporation in respect of which any of the following persons may exercise or direct the exercise, as of the applicable record date, of the voting power of the Corporation in the election of directors, other than solely by the authority of a revocable proxy:
                           1. The Acquiring Person.
                           2. Any officer of the Corporation.
                           3. Any employee of the Corporation who is also a director of the Corporation.
                  H. "Person" means any individual, Corporation, partnership, unincorporated association or other entity.
         SECTION 2 - Voting Rights: Control Shares of the Corporation acquired in a Control-Share Acquisition shall have only such voting rights as are granted by resolution approved by the holders of other than Interested Shares of the Corporation, as provided for in Section 607.0902(a), Florida Statutes (1994
Supp).
         SECTION 3. - Redemption of Control Shares by the Company: Control Shares acquired in a Control-Share Acquisition with respect to which no Acquiring Person Statement has been filed with the Corporation are subject to redemption by the Corporation at any time during the period ending 60 days after the last acquisition of Control Shares by such Acquiring Person or persons. Such shares are also subject to redemption by the Corporation in the event the Control Shares are not accorded full voting rights by the shareholders as provided for in Section 607.0902 (10)(b) and Section 607.0902(9), Florida
Statutes (1994 Supp.). Such shares shall be subject to redemption at the fair value thereof. Fair value shall be the higher of, the average price paid for all shares of the Corporation, exclusive of the Control Shares, for the 90 days prior to the date of redemption by the Corporation or book value of the Corporation's shares on the last day of the month preceding the date of redemption by the Corporation, as calculated by Generally Accepted Accounting Procedures ("GAAP").
         SECTION 4 - Rights of Dissenting Shareholders: If the Control-Share Acquisition is approved by the required vote at the meeting of shareholders at which it was voted upon, then any shareholder who did not vote in favor of the Control-Share Acquisition shall have the right to file with the Corporation a written demand for payment for his/her shares within ten (10) days after the date of the shareholder meeting. A shareholder may demand payment for less than all of the shares registered in his/her name. The Corporation shall deliver all such demands for payment to the Acquiring Person immediately following the expiration of the ten (10) day period. The Acquiring Person shall then be obligated to purchase all shares subject to the demand for payment for the highest amount he has proposed to pay per share in the Control- Share Acquisition. Payment to shareholders making demand must be made on the day upon which the Control-Share Acquisition is consummated or upon surrender of the certificate or certificates representing shares for which demand has been made to the Acquiring Person, whichever is later. Any shareholder failing to make demand within the applicable ten (10) day period shall remain a shareholder of the Corporation. SECTION 5 - Alteration or Repeal of this Section: This Section shall not be altered, amended, or repealed, except by an affirmative vote of at least 66 percent of the total number of shares of the Corporation entitled to vote on such matter.

                         ARTICLE XI - ACQUISITION OFFERS
         The Board of Directors of the Corporation, when evaluating any offer of another Person to (i) make a tender or exchange offer for any equity security of the Corporation, (ii) merge or consolidate the Corporation with another corporation or entity or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its shareholders, give due consideration to all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer on the Corporation's present and future customers and employees and those of its Subsidiaries (as defined in Article IX); on the communities in which the Corporation and its Subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objectives as a financial institution holding company and on the ability of its subsidiary financial institutions to fulfill the objectives of such institutions under applicable statutes and regulations.

                          ARTICLE XII - INDEMNIFICATION
         Section 1 - General: The Corporation shall indemnify any officer, director, employee or agent of the Corporation to the fullest extent authorized by Section 607.0850, Florida Statutes, as it now exists or may hereafter be amended, but in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment. This includes, but is not limited to, any person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she, or a person of whom heor she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or Proceeding (or part thereof) initiated by such person only if such action, suit or Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation for all expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article or otherwise. Section 2 - Failure to Pay Claim:
If a claim under Section 1 of this Article is not paid in full by the Corporation within 90 days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under Section 607.0850 for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in
Section 607.0850,  nor an actual determination by the Corporation (including its

Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.
         Section 3 - Other Rights: The rights conferred on any individual by Sections 1 and 2 of this Article shall not be exclusive of any other right which such individual may have or hereafter acquire under any statute, provision of these Articles of Incorporation, Bylaws of the Corporation, agreement, vote of shareholders or Disinterested Directors or otherwise.
         Section 4 - Insurance: The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Section 607.0850
         Section 5 - Personal Liability: A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any statement, vote, decision or failure to act regarding corporate management or policy except as provided in the FBCA. If Section 607.0850 is amended after adoption of these Articles of Incorporation and such amendment further eliminates or limits the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the FBCA, as so amended.
         Any  repeal  or  modification   of  the  foregoing   paragraph  by  the
shareholders or the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.
                            ARTICLE XIII - AMENDMENT
         The Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation in the manner prescribed by the laws of the State of Florida, and all rights conferred upon shareholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least 66% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article III), voting together as a single class, shall be required to amend or repeal this
Article XIII,  Section 3 of Article VII, Article VIII,  Article IX, Article X or
Article XI.

         IN WITNESS OF THE FOREGOING, the undersigned has executed these Articles of Incorporation on behalf of the Board of Directors this 27th day of June, 1997.




                                             /s/ H. D. Haughton
                                             Herbert D. Haughton
                                             Incorporator/General Counsel

STATE OF FLORIDA               )
COUNTY OF LEON                 )

         BEFORE ME, the undersigned Notary Public, in and for the State of Florida at large, personally appeared Herbert D. Haughton, known personally to me to be the individual described in and who executed the foregoing Amended Articles of Incorporation of PSB BancGroup, Inc. and after being duly sworn, acknowledged that he executed the same for the uses and purposes therein expressed.


(Seal)                                        /s/ Cristina H. Marshall
                                                  Notary Public

                                                  Cristina H. Marshall
                                             Name Typed or Printed
                                             My commission expires:   01/13/98

                             CERTIFICATE DESIGNATING
                       REGISTERED AGENT/REGISTERED OFFICE


         In accordance with Section 48.091, Florida Statutes, the following designation and acceptance are being submitted in compliance thereof.


DESIGNATION:

         Pursuant to the provision of Section 607.0501, Florida Statutes, PSB BancGroup, Inc. desires to organize under the laws of the State of Florida, and in connection therewith, hereby designates Igler & Dougherty, P.A. as its registered agent whose address is 1501 Park Avenue East, Tallahassee, Florida 32301, which address shall also be the address of the Registered Office of the Corporation.

ACCEPTANCE:

         Having been named to accept service of process for the above-stated corporation, at the place designated in this certificate, we hereby agree to act in this capacity, and we further agree to comply with the provisions of all statutes relative to the proper and complete performance of our duties, and we accept the duties and obligations of Section 607.0501, Florida Statutes.
                                                       ----------------


IGLER & DOUGHERTY, P.A.


By:  /s/ H. D. Haughton
-----------------------
       Herbert D. Haughton



Dated:     June   27th  , 1997
                  ----

                                  APPENDIX "B"
                                ESCROW AGREEMENT

                      Independent Bankers' Bank of Florida


                                ESCROW AGREEMENT

         This Escrow Agreement is entered into and effective this 6th day of January , 1998 , by and between PSB BancGroup, Inc., a Florida corporation ( the "Company") and the Independent Bankers' Bank of Florida ("Escrow Agent" or "Agent").

                                   WITNESSETH:

         WHEREAS, the Company, proposes to offer for sale up to 1,333,000 shares of its $ 0.01 par value common stock (the "Common Stock"), which shares shall be registered under the Securities Act of 1933, as amended, at a price of $9.00 each, in minimum subscriptions of 500 shares ("Offering"); and

         WHEREAS, the Company has requested the Escrow Agent to serve as the depository for the payment of subscription proceeds ('Payments") received by the Company from investor(s) who are subscribing to purchase shares of Common Stock in the Company pursuant to, and in accordance with, the terms and conditions contained in the Company's Prospectus and Subscription Agreements thereto; and

         WHEREAS, the Offering will terminate at 5:00 P.M. Eastern Time, 90 Days after the Effective Date of the Company's Registration Statement, unless extended by the Company for up to an additional 90 days ("Offering Period"), and, if during the Offering Period the minimum number of shares have been subscribed to, the Offering will continue until the earlier of: (i) the maximum number of shares are subscribed to, or (ii) one year after the Effective Date of the Company's Registration Statement.


NOW THEREFORE, in consideration of the premises and understandings contained herein, the parties agree as follows:

         (1) The Company hereby appoints and designates the Escrow Agent for the Purposes set forth herein. The Escrow Agent acknowledges and accepts said appointment and designation. The Company understands that the Escrow Agent, by accepting said appointment and designation, in no way endorses the merits of the offering of the shares described herein. The Company agrees to notify any person acting on its behalf that the position of Escrow Agent does not constitute such an endorsement, and to prohibit said persons from the use of the Agent's name as an endorser of such offering. The Company further agrees to allow the Escrow Agent to review any sales literature in which the Agent's name appears and which is used in connection with such offering.

         (2) The Company shall deliver all payments received (the "Subscription Funds") to the Escrow Agent (Independent Bankers' Bank of Florida, Attn:
Customer Service Group) in the form in which they are received by noon of the fifth (5th) business day after their receipt by the Company, and the Company shall deliver to the Escrow Agent within ten(10) calendar days copies of written acceptances of the Company for shares in the Company for which the Subscription Funds represent payment. Upon receipt of such written acceptance by the Company, the Escrow Agent shall deposit such funds into the escrow account. The Company shall also deliver to the Escrow Agent completed copies of Subscription Agreements for each subscriber, along with such subscriber's name, address, number of shares subscribed and social security or taxpayer identification number.

         (3) Subscription Funds shall be held and disbursed by the Escrow Agent in accordance with the terms of this Agreement.

         (4) In the event any Subscription Funds are dishonored for payment for any reason, the Escrow Agent agrees to orally notify the Company thereof as soon as practicable and to confirm same in writing and to return due dishonored Subscription Funds to the Company in the form in which they were delivered.

         (5) Should the Company elect to accept a subscription for less than the number of shares shown in the purchaser's Subscription Agreement, by indicating such lesser number of shares on the written acceptance of the Company transmitted to the Escrow Agent, the Agent shall deposit such payment in the escrow account and then, upon separate instruction from the Company, remit within ten (10) days after such deposit to such subscriber at the address shown in his Subscription Agreement that amount of his Subscription Funds in excess of the amount which constitutes full payment for the number of subscribed shares accepted by the Company as shown in the Company's written acceptance, without interest or diminution. Said address shall be provided by the Company to the Escrow Agent as requested.

         (6)  Definitions as used herein:

                  (a) "Total Receipts" shall mean the sum of all Subscription Funds delivered to the Escrow Agent pursuant to Paragraph (3) hereof, less (i) all Subscription Funds returned pursuant to Paragraphs (5) and (6) hereof and
(ii) all Subscription Funds which have not been paid by the financial institution upon which they are drawn.

                  (b) "Expiration Date" shall mean 5:00 P.M., Eastern Time, 90 days after the Effective Date of the Company's Registration Statement; provided, however, in the event that the Escrow Agent is given oral notification followed in writing, by the Company that it has elected to extend the offering to a date not later than 90 additional days, then the Expiration Date shall mean 5:00 P.M., Eastern Time, on the date to which the offering has been extended. The Company will notify the Escrow Agent of the effective date of the Offering Circular as soon as practicable after such date has been determined.

                  (c) "Closing Date" shall mean the business day on which the Company, after determining that all of the Offering conditions have been met, selects in its sole discretion. The Closing Date shall be confirmed to the Escrow Agent in writing by the Company.
                  (d) "Escrow Release Conditions" shall mean that (i) the Company has not canceled the Offering, and (ii) that the Company has received preliminary approval from the appropriate regulatory entity to charter the Bank as well as preliminary approval for deposit insurance from the FDIC.

         (7) If, on or before the Expiration Date, (i) the Total Receipts held by the Escrow Agent equal or exceed $4,500,000 and (ii) the Company has certified to the Agent that, upon receipt of the net proceeds of the offering (after the deduction of all fees, commissions, and other expenses of the offering): (a) the Company will have stockholders' equity of at least $4,200,000; and (b) the Escrow Release Conditions have been consummated, the Escrow Agent shall :

                           (a) No later than 10:00 A.M.,  Eastern Time,  one day
prior to Closing Date (as that term is defined herein), deliver to the Company all Subscription Agreements provided to the Escrow Agent; and

                           (b) On the Closing  Date, no later than 10:00 o'clock
A.M., Eastern Time, upon receipt of 24-hour written instructions from the Company, remit all amounts representing Subscription Funds, plus any profits or earnings, held by the Escrow Agent pursuant hereto to the Company in accordance with such instructions.

         (8) If (i) the Escrow Release Conditions are not met by the Expiration Date, or (ii) the offering is canceled by the company at any time prior to the Expiration Date, then the Escrow Agent shall promptly remit to each subscriber at the address set forth in his Subscription Agreement an amount equal to the amount of his Subscription Funds thereunder, plus any profits or earnings thereon. The earnings accruing to any individual subscriber under this paragraph shall be a prorated share of the gross earnings on all funds under escrow, weighted by the amount and the duration of the funds tendered for the individual subscription. Under no circumstances will earnings accrue to any subscription canceled for any reason other than those provided for in this paragraph.

         (9) Pending disposition of the Subscription Funds under this Agreement, the Escrow Agent will invest collected Subscription Funds, in $1,000 increments above a maintained balance of $50,000, in overnight repurchase agreements collateralized at 102% with obligations of the United States Treasury or United States Government Agencies. These repurchase agreement transactions will earn interest at a rate of 35 basis points below the daily Overnight Fed Funds Sold rate.

         (10) The obligations as Escrow Agent hereunder shall terminate upon the Agents transferring all funds held hereunder pursuant to the terms of Paragraphs
(7) or (8) herein, as applicable.

         (11) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, or other paper or document which the Agent believes to be genuine and what it purports to be.

         (12) The Escrow Agent shall not be liable for anything which the Agent may do or refrain from doing in connection with this Escrow Agreement, except for the Agent's own gross negligence or willful misconduct.

         (13) The Escrow Agent may confer with legal counsel in the event of any dispute or questions as to the construction of any of the provisions hereof, or the Agent's duties hereunder, and shall incur no liability and shall be fully protected in acting in accordance with the opinions and instructions of such counsel. Any and all expenses and legal fees in this regard will be paid by the Company.

         (14) In the event of any disagreement between the Company and any other person resulting in adverse claims and demands being made in connection with any Subscription Funds involved herein or affected hereby, the Agent shall be entitled to refuse to comply with any such claims or demands as long as such disagreement may continue, and in so refusing, shall make no delivery or other disposition of any Subscription Funds then held under this Agreement, and in so doing shall be entitled to continue to refrain from acting until (a) the right of adverse claimants shall have been finally settled by binding arbitration or finally adjudicated in a court in Orange County, Florida assuming and having jurisdiction of the Subscription Funds involved herein or affected hereby or (b) all differences shall have been adjusted by agreement and the Agent shall have been notified in writing of such agreement signed by the parties hereto. In the event of such disagreement, the Agent may, but need not, tender into the registry or custody of any court of competent jurisdiction in Orange County, Florida all money or property in the Agent's hands under the terms of this Agreement, together with such legal proceedings as the Agent deems appropriate and thereupon to be discharged from all further duties under this Agreement. The filing of any such legal proceeding shall not deprive the Agent of compensation earned prior to such filing. The Escrow Agent shall have no obligation to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve the Agent in any cost, expense, loss or liability unless indemnification shall be furnished.

         (15) The Escrow Agent may resign for any reason, upon thirty (30) days written notice to the Company. Upon the expiration of such thirty (30) day notice period, the Escrow Agent may deliver all Subscription Funds and Subscription Agreements in possession under this Escrow Agreement to any successor Escrow Agent appointed by the Company, or if no successor Escrow Agent has been appointed, to any court of competent jurisdiction. Upon either such delivery, the Escrow Agent shall be released from any and all liability under this Escrow Agreement. A termination under this paragraph shall in no way change the terms of Paragraphs (14) and (16) affecting reimbursement of expenses, indemnity and fees.

         (16) The Escrow Agent will charge the Company for services hereunder a fee of $2,000.00, plus an additional fee of $5.00 for each check issued, $10.00 for each wire and $.50 for each photo copy necessitated in the performance of duties, with total fees for services not to exceed $2,500.00. All actual expenses and costs incurred by the Agent in performing obligations under this Escrow Agreement will be paid by the Company. All fees and expenses shall be paid on the Closing Date by the Company. Any subsequent fees and expenses will be paid by the Company upon receipt of invoice.

         (17) All notices and communications hereunder shall be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, to the respective addresses set forth herein. The Escrow Agent shall not be charged with knowledge of any fact, including but not limited to performance or non-performance of any condition, unless the Escrow Agent has actually received written notice thereof from the Company or its authorized representative clearly referring to this Escrow Agreement.

         (18) The rights created by this Escrow agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon the successors and assigns of the Escrow Agent and the parties hereto.

         (19) This Escrow Agreement shall be construed and enforced according to the laws of the State of Florida.

         (20) This Escrow Agreement shall terminate and the Escrow Agent shall be discharged of all responsibility hereunder at such time as the Escrow Agent shall have completed all duties hereunder.

         (21) This Escrow Agreement may be executed in several counterparts, which taken together shall constitute a single document.

         (22) This Escrow Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the transactions described herein and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto.

         (23) If any provision of this Escrow Agreement is declared by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

         (24) The Company shall provide the Escrow Agent with its Employer Identification Number as assigned by the Internal Revenue Service. Additionally, the Company shall complete and return to the Escrow Agent any and all tax forms or reports required to be maintained or obtained by the Escrow Agent.

         (25) The authorized signature of the Escrow Agent hereto is consent that a signed copy hereof may be filed with the various regulatory authorities of the State of Florida and with any Federal Government agencies or regulatory authorities.

In Agreement and acceptance of the Independent Bankers' Bank of Florida Escrow Agreement between PSB BancGroup, Inc. (Company), for the purpose of organizing a financial institution to be known as PSB BancGroup, and the Independent Bankers' Bank of Florida (Escrow Agent).


                                                          PSB BANCGROUP, INC.
                                                                       Company
                                            Address:          220 South First Street
                                                              Lake City, Florida 32025
                                            Fax:              (904) 754-0919
                                            Phone:            (904) 754-0002

                                            By:   /s/  Robert W. Woodard
                                                  ---------------------------------------
                                                               Authorized Signature

                                            Title: Robert W. Woodard, President & CEO
                                                   --------------------------------------
                                                               (Type Name and Title)
Attest:            1/6/98
       ------------------------
                    Date                                ADDITIONAL AUTHORIZED SIGNER


By:    /s/ Roger W. Ratliff                 Name:  /s/  Alton C. Milton
   ----------------------------                    --------------------------------------
                                                          Additional Authorized Signature

Title:        Secretary                     Title:    Alton C. Milton, Sr., Chairman
      -------------------------                    --------------------------------------
                                                               (Type Name and Title)
           (SEAL)

                                            INDEPENDENT BANKERS' BANK OF FLORIDA
                                            ------------------------------------
                                            Address:          109 E. Church Street, Suite BB,
                                                                                or
                                                              P.O. Box 4998
                                                              Orlando, Florida  32802-4998
Attest:           1/6/98                    Fax:              (407) 843-4817
        ------------------------
                  Date
By:        /s/ Brian Wilkinson              By:     /s/  James H. McKillop
        ------------------------                    -------------------------------------
                                                               Authorized Signature
Title:    Senior Vice-President             Title:  James H. McKillop, Senior Vice President
        ------------------------                    -------------------------------------
                                                               (Type Name and Title)
         (CORPORATE SEAL)


                                  APPENDIX "C"
                          STOCK SUBSCRIPTION AGREEMENT

                               PSB BANCGROUP, INC.
                        ORGANIZER SUBSCRIPTION AGREEMENT



To:         PSB BancGroup, Inc.
            220 South First Street
            Lake City, Florida  32025

Gentlemen:

        You have informed me that PSB BancGroup, Inc. ("PSB, Inc."), a Florida corporation ("Company"), is offering during an Offering Period which will end on ____________, 1998 up to a maximum of 500,000 Units, each consisting of one share of the Company's $0.01 par value common stock ("Common Stock") and two Warrants to purchase Common Stock, at a price of $9.00 per Unit as described in and offered pursuant to the Prospectus dated February , 1998, ("Prospectus") which has been furnished to the undersigned. In addition, you have informed me that the minimum subscription is 500 Units.

        1. Subscription. Subject to the terms and conditions hereof, the undersigned hereby tenders this Subscription Agreement ("Agreement"), together with payment in United States currency by check, bank stock draft or money order payable to "IBBF, for PSB BancGroup, Inc." (the "Funds"), representing the payment of $9.00 per Unit for the number of Units indicated below.

        2. Acceptance of Subscription. It is understood and agreed that the Company shall have the right to accept or reject this subscription in whole or in part, for any reason whatsoever. The Company shall reject this subscription, if at all, in writing within five business days after receipt of this Agreement. The Company may reduce the number of Units for which the undersigned has subscribed, indicating acceptance of less than all of the Units subscribed on the Company's written Form of Acceptance.

         3. Acknowledgments. The undersigned hereby acknowledges that he/she has received a copy of the Prospectus and agrees to be bound by the terms of this Agreement and the Subscription Escrow Agreement.

         4. Revocation. The undersigned agrees that once this Agreement is accepted by the Company, it may not be withdrawn. Therefore, until the earlier of the expiration of five business days after receipt by the Company of this Agreement or acceptance of this Agreement by the Company, the undersigned may withdraw his/her subscription and receive a full refund of the subscription price. The undersigned agrees that, except as provided in this Section 4, he/she shall not cancel, terminate or revoke this Agreement or any agreement of the undersigned made hereunder and that this Agreement shall survive the death or disability of the undersigned.

        The Shares to be issued in connection with this subscription are not insured by the Federal Deposit Insurance Corporation or any other Federal or State agency. By executing this Agreement, the subscriber is not waiving any rights the subscriber may have under federal securities laws, including the 33 Act and the Securities Exchange Act of 1934.

     Please fill in the information requested below, make your check payable to "IBBF, for PSB BancGroup, Inc.," and mail the Agreement, Stock Certificate Registration Instructions and payment to the attention of: Robert W. Woodard, President and CEO, PSB BancGroup, Inc., 220 South First Street, Lake City, Florida 32025.


--------------------                       -------------------------------------
No. of Units Subscribed                        (Signature of Subscriber)



     ---------------------------------------
                                               (Signature of Subscriber)

--------------------                       -------------------------------------
Fund Tendered ($9.00                           Name(s) (Please Print or Type)
per Unit subscribed)

                                              Date: ____________________________

                                                          Phone Number:

                                                __________________________(Home)

                                                ________________________(Office)

                                                      Residence Address:


                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------
                                                    City, State and Zip Code

                               PSB BANCGROUP, INC.
                      NON-ORGANIZER SUBSCRIPTION AGREEMENT



To:           PSB BancGroup, Inc.
              220 South First Street
              Lake City, Florida  32025

Gentlemen:

        You have informed me that PSB BancGroup, Inc. ("PSB, Inc."), a Florida corporation ("Company"), is offering during an Offering Period which will end on ____________, 1998 up to a maximum of 500,000 Units, each consisting of one share of the Company's $0.01 par value common stock ("Common Stock") and one Warrant to purchase Common Stock, at a price of $9.00 per Unit as described in and offered pursuant to the Prospectus dated February , 1998, ("Prospectus") which has been furnished to the undersigned. In addition, you have informed me that the minimum subscription is 250 Units.

        1. Subscription. Subject to the terms and conditions hereof, the undersigned hereby tenders this Subscription Agreement ("Agreement"), together with payment in United States currency by check, bank stock draft or money order payable to "IBBF, for PSB BancGroup, Inc."(the "Funds"), representing the payment of $9.00 per Unit for the number of Units indicated below.

        2. Acceptance of Subscription. It is understood and agreed that the Company shall have the right to accept or reject this subscription in whole or in part, for any reason whatsoever. The Company shall reject this subscription, if at all, in writing within five business days after receipt of this Agreement. The Company may reduce the number of Units for which the undersigned has subscribed, indicating acceptance of less than all of the Units subscribed on the Company's written Form of Acceptance.

         3. Acknowledgments. The undersigned hereby acknowledges that he/she has received a copy of the Prospectus and agrees to be bound by the terms of this Agreement and the Subscription Escrow Agreement.

        4. Revocation. The undersigned agrees that once this Agreement is accepted by the Company, it may not be withdrawn. Therefore, until the earlier of the expiration of five business days after receipt by the Company of this Agreement or acceptance of this Agreement by the Company, the undersigned may withdraw his/her subscription and receive a full refund of the subscription price. The undersigned agrees that, except as provided in this Section 4, he/she shall not cancel, terminate or revoke this Agreement or any agreement of the undersigned made hereunder and that this Agreement shall survive the death or disability of the undersigned.

        The Shares to be issued in connection with this subscription are not insured by the Federal Deposit Insurance Corporation or any other Federal or State agency. By executing this Agreement, the subscriber is not waiving any rights the subscriber may have under federal securities laws, including the 33 Act and the Securities Exchange Act of 1934.

     Please fill in the information requested below, make your check payable to "IBBF, for PSB BancGroup, Inc.," and mail the Agreement, Stock Certificate Registration Instructions and payment to the attention of: Robert W. Woodard, President and CEO, PSB BancGroup, Inc., 220 South First Street, Lake City, Florida 32025.


--------------------                     ---------------------------------------
No. of Units Subscribed                        (Signature of Subscriber)


                                         ---------------------------------------
                                               (Signature of Subscriber)

--------------------                     ---------------------------------------
Fund Tendered ($9.00                          Name(s) (Please Print or Type)
per Unit subscribed)

                                              Date: ____________________________

                                                     Phone Number:

                                                __________________________(Home)

                                                ________________________(Office)

                                                        Residence Address:


                                               ---------------------------------

                                               ---------------------------------

                                               ---------------------------------
                                                     City, State and Zip Code

                   STOCK CERTIFICATE REGISTRATION INSTRUCTIONS

--------------------------------------------------------------------------------
Name

--------------------------------------------------------------------------------
Additional Name if Tenant in Common, Joint Tenant or Tenants by the Entireties (see below).

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Mailing Address:

--------------------------------------------------------------------------------
Social Security Number or other Taxpayer Identification Number:

--------------------------------------------------------------------------------
Number of Shares to be registered in above name(s):


Legal form of ownership:

___ Individual                    ___ Joint Tenants with Rights of Survivorship
___ Tenants in Common             ___ Uniform Gift to Minors
___ Tenants by the Entirety       ___ Other ______________________
       (Husband and wife only)

                       INFORMATION AS TO BANKING INTERESTS

1. As a prospective shareholder I would be interested in the following services checked below:

                                         PERSONAL                  BUSINESS

(a)      Checking Account                    ___                      ___
(b)      Savings Account                     ___                      ___
(c)      Certificates of Deposit             ___                      ___
(d)      Individual Retirement Accounts      ___                      ___
(e)      Checking Account Overdraft          ___                      ___
          Protection
(f)      Consumer Loans (Auto, etc.)         ___                      ___
(g)      Commercial Loans                    ___                      ___
(h)      Equity Line of Credit               ___                      ___
(i)      Mortgage Loans                      ___                      ___
(j)      Revolving personal Credit Line      ___                      ___
(k)      Safe Deposit Box                    ___                      ___
(l)      Automatic Teller Machines (ATM's)   ___                      ___
(m)      Debit Card                          ___                      ___
(n)      Visa/MasterCard                     ___                      ___
(o)      Future Trust Services               ___                      ___

2.       I would like our new bank to provide the following additional services:
         --------------------------------------------------------------------

                               FORM OF ACCEPTANCE
                                    ORGANIZER

                               PSB BancGroup, Inc.
                             220 South First Street
                            Lake City, Florida 32025

To:

Dear Subscriber:

        PSB BancGroup, Inc., ("Company") acknowledges receipt of your subscription for _______ Units, each consisting of one share of its $0.01 par value Common Stock and two Warrants to purchase one share of Common Stock and your check in the amount of $________________.

        The Company hereby accepts your subscription for the purchase of _________ Units, for an aggregate amount of $______________, effective as of the date of this letter.

        YOUR STOCK CERTIFICATE(S) REPRESENTING SHARES OF COMMON STOCK DULY AUTHORIZED AND FULLY PAID ALONG WITH YOUR WARRANT CERTIFICATE WILL BE ISSUED TO YOU AS SOON AS PRACTICABLE AFTER ALL SUBSCRIPTION FUNDS ARE RELEASED TO THE COMPANY FROM THE SUBSCRIPTION ESCROW ACCOUNT, AS DESCRIBED IN THE SUBSCRIPTION AGREEMENT EXECUTED BY YOU AND IN THE PROSPECTUS WHICH YOU HAVE BEEN FURNISHED. IN THE EVENT THAT: (i) THE OFFERING IS CANCELED; OR (ii) THE MINIMUM NUMBER OF SUBSCRIPTIONS (500,000 UNITS) IS NOT OBTAINED; OR (iii) THE COMPANY SHALL NOT HAVE RECEIVED APPROVAL FROM THE FEDERAL RESERVE TO BECOME A BANK HOLDING COMPANY; OR (iv) THE BANK SHALL NOT HAVE RECEIVED FINAL CHARTER APPROVAL FROM THE FLORIDA COMPTROLLER AND APPROVAL FOR DEPOSIT INSURANCE FROM THE FEDERAL DEPOSIT INSURANCE CORPORATION, YOUR SUBSCRIPTION FUNDS WILL BE RETURNED TO YOU, TOGETHER WITH ANY PRO RATA PORTION OF INTEREST EARNED THEREON, IF ANY, AS DESCRIBED IN THE PROSPECTUS.

        If this acceptance is for a lesser number of Units than that number subscribed by you as indicated in your Subscription Agreement, your payment for shares of Units in excess of the number of Units accepted hereby will be refunded to you by mail, without interest, within ten (10) days of the date hereof.

                                        Very truly yours,

                                        PSB BancGroup, Inc.


                                        BY: ____________________________________
                                             Robert W. Woodard
                                             President & Chief Executive Officer

                               FORM OF ACCEPTANCE
                                  NON-ORGANIZER

                               PSB BancGroup, Inc.
                             220 South First Street
                            Lake City, Florida 32025

To:

Dear Subscriber:

        PSB BancGroup, Inc., ("Company") acknowledges receipt of your subscription for _______ Units, each consisting of one share of its $0.01 par value Common Stock and one Warrant to purchase one share of Common Stock and your check in the amount of $________________.

        The Company hereby accepts your subscription for the purchase of _________ Units, for an aggregate amount of $______________, effective as of the date of this letter.

        YOUR STOCK CERTIFICATE(S) REPRESENTING SHARES OF COMMON STOCK DULY AUTHORIZED AND FULLY PAID ALONG WITH YOUR WARRANT CERTIFICATE WILL BE ISSUED TO YOU AS SOON AS PRACTICABLE AFTER ALL SUBSCRIPTION FUNDS ARE RELEASED TO THE COMPANY FROM THE SUBSCRIPTION ESCROW ACCOUNT, AS DESCRIBED IN THE SUBSCRIPTION AGREEMENT EXECUTED BY YOU AND IN THE PROSPECTUS WHICH YOU HAVE BEEN FURNISHED. IN THE EVENT THAT: (i) THE OFFERING IS CANCELED; OR (ii) THE MINIMUM NUMBER OF SUBSCRIPTIONS (500,000 UNITS) IS NOT OBTAINED; OR (iii) THE COMPANY SHALL NOT HAVE RECEIVED APPROVAL FROM THE FEDERAL RESERVE TO BECOME A BANK HOLDING COMPANY; OR (iv) THE BANK SHALL NOT HAVE RECEIVED FINAL CHARTER APPROVAL FROM THE FLORIDA COMPTROLLER AND APPROVAL FOR DEPOSIT INSURANCE FROM THE FEDERAL DEPOSIT INSURANCE CORPORATION, YOUR SUBSCRIPTION FUNDS WILL BE RETURNED TO YOU, TOGETHER WITH ANY PRO RATA PORTION OF INTEREST EARNED THEREON, IF ANY, AS DESCRIBED IN THE PROSPECTUS.

        If this acceptance is for a lesser number of Units than that number subscribed by you as indicated in your Subscription Agreement, your payment for shares of Units in excess of the number of Units accepted hereby will be refunded to you by mail, without interest, within ten (10) days of the date hereof.

                                        Very truly yours,

                                        PSB BancGroup, Inc.



                                        BY: ____________________________________
                                            Robert W. Woodard
                                            President & Chief Executive Officer

--------------------------------------------------------------------------------

     No dealer, salesperson or other person has been authorized to give any information or to make any representations, other than those contained in this Prospectus, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or an offer to buy, any securities other than the Units to which it relates, or any offer of such Units to any person in any state or other jurisdiction in which such offer is unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof or that information contained herein is correct as of any time subsequent to any of the dates as of offers or sales are being made hereunder, the Company is required to update the Prospectus to reflect any facts or events arising after the effective date of the Registration Statement filed with the Securities and Exchange Commission which represent a fundamental change in the information set forth in the Registration Statement.

     Until ____________, 1998, all dealers effecting transactions in the Units, whether or not participating in this distribution, may be required to deliver a Prospectus. This delivery requirement is in addition to the obligation of dealers to deliver a Prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS

Prospectus Summary.............................     4
Risk Factors...................................     6
The Company....................................     9
Terms of the Offering..........................    10
Use of Proceeds................................    13
Dividend Policy................................    16
Management's Discussion and Analysis
     of Financial Condition and Results
     of Operations ............................    16
Business of the Company........................    16
Business of the Bank...........................    17
Regulation and Supervision.....................    20
Organizers and Principal Shareholders..........    25
Management.....................................    26
Articles of Incorporation - Summary............    31
Legal Proceedings..............................    32
Legal Matters..................................    32
Experts........................................    32
Additional Information.........................    32
Index to Financial Statements..................   F-1

Appendix A - Articles of Incorporation
Appendix B - Escrow Agreement
Appendix C - Stock Subscription Agreement



================================================================================


                             Minimum 500,000 Shares
                            Maximum 1,333,000 Shares





                                     [LOGO]




                                       PSB
                                 BancGroup, Inc.








                       Each Unit consists of One Share of
                                Common Stock and
                              Warrants to Purchase
                             Additional Common Stock




--------------------------------------------------------------------------------

                                   PROSPECTUS
--------------------------------------------------------------------------------







                                 March ___, 1998

           ----------------------------------------------------------

                                     PART-II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24:        Indemnification of Directors and Officers

       As provided under Florida law, the Company's Directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of duty of care or any other duty owed to the Company as a director, unless the breach of or failure to perform those duties constitutes: (i) a violation of criminal law, unless the director had reasonable cause to believe his conduct was lawful, or had no reasonable cause to believe his conduct was unlawful; (ii) a transaction from which the director received an improper personal benefit; (iii) for unlawful corporate distributions; or (iv) an act or omission which involves a conscious disregard for the best interests of the Corporation or which involves willful misconduct; or (v) an act of recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property.

       Article XII of the Company's Articles of Incorporation provides that the Company shall indemnify a director who has been successful in the defense of any proceeding to which he was a party or in defense of any claim, issue or matter therein because he is or was a director of the Company, against reasonable expenses incurred by him in connection with such defense.

       The Company's Articles of Incorporation also provide that the Company is required to indemnify any director, officer, employee or agent made a party to a proceeding because he is or was a director, employee or agent against liability incurred in the proceeding if he acted in a manner he believed in good faith or to be in or not opposed to the best interests of the Company and, in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. Determination concerning whether or not the applicable standard of conduct has been met can be made by: (i) a disinterested majority of the Board of Directors; (ii) a majority of a committee of disinterested directors; (iii) independent legal counsel; or (iv) an affirmative vote of a majority of shares held by disinterested stockholders. No indemnification may be made to or on behalf of a director, officer, disinterested stockholder, employee or agent in connection with a proceeding by or in the right of the Company in which such person was adjudged liable to the Company or in connection with any other proceeding in which such person was adjudged liable on the basis that personal benefit was improperly received by him.



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Item 25:        Other Expenses of Issuance and Distribution

       The  following  table sets forth all expenses  expected to be incurred in connection with the issuance and distribution of the securities being registered, other than the underwriting discounts and commissions, if any. All of the amounts shown are estimated except for the registration fees of the SEC.

       SEC Registration Fees.......................             $   3,635

       Blue Sky Registration Fees & Expenses.......                 1,365

       Legal fees and expenses.....................                15,000

       Accounting Fees.............................                 1,000

       Printing and Engraving expenses.............                 2,700


       Escrow Fees.................................                 2,500

       Advertising.................................                 2,000
                                                                  -------

              Total................................               $28,200
                                                                  =======




Item 26:      Recent Sales of Unregistered Securities.


     During the organizational phase of the Company, and in order to meet the net worth requirements of a Florida issuer, the Company issued 3,942 shares of Common Stock without Warrants in a private Offering to its directors for $45.00 per share. Each of these shares will be exchanged for one Unit to be issued in this Offering. The exchange will not occur until the Conditions of the Offering have been met.

Item 27:      Exhibits and Financial Statement Schedules

     The following exhibits are filed as part of this Registration Statement:

   Exhibit
   Number                                              Description of Exhibit

      *3.1           Articles of Incorporation of the Company
                         (Appendix A to Prospectus).

      *3.2           By-Laws of the Company.

      *4.1           Specimen Common Stock Certificate.

      *4.2           Specimen Warrant Certificate.

      *4.3           Escrow Agreement with Independent Bankers' Bank of Florida
                         (Appendix B of prospectus).

      *4.4           Warrant Plan adopted by the Company on January 9, 1998.

      *5.1           Opinion of Igler & Dougherty, P.A.

     *10.1           Employment Agreement between the Company and
                         Robert W. Woodard.

     *10.2           Land Purchase Agreement.

     *23.1           Consent of Igler & Dougherty, P.A., included in the
                         Opinion Letter

      23.2           Consent of Hacker, Johnson, Cohen & Grieb

     *24             Power of Attorney (included in signature page
                         to this Registration Statement).

     *27             Financial Data Schedule

------------------------------------


* Denotes previously EDGAR filed as part of this Registration Statement, File No. 333-44161.

Item 28.      Undertakings.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (ss. 230.424[b] of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (c) The undersigned registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms different from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

         (e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 2nd day of March, 1998.

                                             PSB BANCGROUP, INC.


                 By:        /s/ Robert W. Woodard
                            ---------------------
                           Robert W. Woodard, President, Chief Executive Officer and Principal Accounting Officer


       Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form SB-2 Registration Statement has been signed by the following persons in the capacities and as of the dates indicated:

                Signature                                   Title                                              Date
                ---------                                   -----                                              ----


                                                            Director                                    March 2, 1998
------------------------------------------
       John W. Burns, III

  *  /s/ Robert W. Woodard                                  Director                                    March 2, 1998
------------------------------------------
       Robert M. Eadie                                      President and
                                                            Chief Financial Officer

  *   /s/ Robert W. Woodard                                 Director                                    March 2, 1998
-----------------------------------------
       Shilpa U. Mhatre

  *  /s/ Robert W. Woodard                                  Director                                    March 2, 1998
------------------------------------------
       Alton C. Milton, Sr.                                 Chairman of the Board

  *  /s/ Robert W. Woodard                                  Director                                    March 2, 1998
------------------------------------------
       Alton C. Milton, Jr.

  *  /s/ Robert W. Woodard                                  Director                                    March 2, 1998
------------------------------------------
       Andrew T. Moore

   /s/ Robert W. Woodard                                    Director, President                         March 2, 1998
-------------------------------------------
       Robert W. Woodard                                    and Chief Executive Officer



*      Pursuant to Power of Attorney filed January 13, 1997,  authorizing Robert
       W. Woodard and Alton C. Milton, Sr., or either of them, as the true and lawful attorneys-in-fact to sign all amendments to the Form SB-2 Registration Statement.